UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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CAPITAL BANK CORPORATION
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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333 Fayetteville Street
Raleigh, North Carolina 27601

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held on May 28, 2009

To Our Shareholders:

We cordially invite you to attend the 2009 Annual Meeting of Shareholders of Capital Bank Corporation, which we are holding on Thursday, May 28, 2009, at 10:00 a.m. at Capital Bank Plaza, Third Floor Conference Center, located at 333 Fayetteville Street, Raleigh, NC 27601 for the following purposes:

(1)	To elect five nominees to serve as Class III directors with terms continuing until the Annual Meeting of Shareholders in 2012;

(2)
To ratify the action of the Audit Committee of the Board of Directors in appointing Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009;

(3)	To approve a non-binding advisory proposal regarding Capital Bank Corporation’s overall pay-for-performance executive compensation program;

(4)	To approve the reservation of 500,000 additional shares of Capital Bank Corporation common stock for issuance under the Capital Bank Corporation Deferred Compensation Plan for Outside Directors;

(5)	To approve the reservation of 500,000 additional shares of Capital Bank Corporation common stock for issuance under the Capital Bank Corporation Equity Incentive Plan; and

(6)	To transact such other business as may properly come before the Annual Meeting of Shareholders or any adjournment or postponement of the meeting.

Shareholders of record at the close of business on April 14, 2009 are entitled to notice and to vote at the Annual Meeting and any and all adjournments or postponements of the meeting.

It is important that your shares be represented at the meeting, regardless of the number of shares you may hold. Even though you may plan to attend the meeting in person, please complete and return the enclosed proxy in the envelope provided. If you attend the meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors

B. Grant Yarber
Chief Executive Officer
Raleigh, North Carolina
April 17, 2009

TABLE OF CONTENTS

CAPITAL BANK CORPORATION
333 Fayetteville Street
Raleigh, North Carolina 27601

PROXY STATEMENT

MEETING INFORMATION

Annual Meeting of Shareholders To Be Held on May 28, 2009

This Proxy Statement and the accompanying proxy card are being furnished to shareholders of Capital Bank Corporation (the “Company”) on or about April 17, 2009, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 28, 2009, at 10:00 a.m. Eastern Daylight Time at Capital Bank Plaza, Third Floor Conference Center, located at 333 Fayetteville Street, Raleigh, NC 27601, and at any adjournment or postponement. All expenses incurred in connection with this solicitation will be paid by the Company. In addition to solicitation by mail, certain officers, directors and regular employees of the Company, who will receive no additional compensation for their services, may solicit proxies by telephone or other personal communication means.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 28, 2009

The annual report and proxy statement will also be available on the Internet at www.[     ]
Purposes of the Annual Meeting

The principal purposes of the meeting are:

•	to elect five nominees to serve as Class III directors with terms continuing until the Annual Meeting of Shareholders in 2012;

•
to ratify the action of the Audit Committee of the Board of Directors in appointing Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009;

•	to approve a non-binding advisory proposal regarding Capital Bank Corporation’s overall pay-for-performance executive compensation program;

•	to approve the reservation of 500,000 additional shares of Capital Bank Corporation common stock for issuance under the Capital Bank Corporation Deferred Compensation Plan for Outside Directors;

•	to approve the reservation of 500,000 additional shares of Capital Bank Corporation common stock for issuance under the Capital Bank Corporation Equity Incentive Plan; and

•	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

VOTING PROCEDURES

How You Can Vote

You may vote shares by proxy or in person using one of the following methods:

•
Voting by Telephone. You can vote using the directions on your proxy card by calling the toll-free telephone number printed on the card or Notice, as applicable. The deadline for voting by telephone is Wednesday, May 27, 2009, at 11:59 p.m. Eastern Daylight Time. If you received a proxy card and you vote by telephone, you need not return your proxy card.

•
Voting by Telephone. You can vote using the directions on your proxy card by calling the toll-free telephone number printed on the card or Notice, as applicable. The deadline for voting by telephone is Wednesday, May 27, 2009, at 11:59 p.m. Eastern Daylight Time. If you received a proxy card and you vote by telephone, you need not return your proxy card.

•
Voting by Internet. You can vote over the Internet using the directions on your proxy card by accessing the website address printed on the card or Notice, as applicable. The deadline for voting over the Internet is Wednesday, May 27, 2009, at 11:59 p.m. Eastern Daylight Time. If you a received a proxy card and vote over the Internet, you need not return your proxy card.

•
Voting by Proxy Card. You can vote by completing and returning your signed proxy card. To vote using your proxy card, please mark, date and sign the card and return it by mail in the accompanying postage-paid envelope. You should mail your signed proxy card sufficiently in advance for it to be received by Wednesday, May 27, 2009.

•
Voting in Person. You can vote in person at the annual meeting if you are the record owner of the shares to be voted. You can also vote in person at the annual meeting if you present a properly signed proxy that authorizes you to vote shares on behalf of the record owner.

Record Date and Voting Rights

The Board of Directors has fixed the close of business on April 14, 2009 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and all adjournments or postponements of the Annual Meeting. As of the close of business on April 14, 2009, the Company had outstanding [     ] shares of its common stock, no par value per share (the “Common Stock”), the holders of which, or their proxies, are entitled to one vote per share. Unless otherwise stated in this Proxy Statement, the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote at the Annual Meeting will constitute a quorum.

How You Can Vote Shares Held by a Broker, Bank or Other Nominee

If your shares are held in the name of a broker, bank or other nominee, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.

For shares held in “street name” through a broker, bank or other nominee, the broker, bank or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if stockholders do not give their broker, bank or nominee specific instructions, their shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval.

How Your Proxy Will Be Voted

If you vote by proxy, the proxy holders will vote your shares in the manner you indicate. You may specify whether your shares should be voted:

•	for or against all, some or none of the nominees for director;

•	for or against the ratification of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year 2009;

•	for or against the nonbinding “say-on-pay” resolution;

•	for or against the reservation of additional shares under the Capital Bank Corporation Deferred Compensation Plan for Outside Directors, as amended and restated effective November 20, 2008; and

•	for or against the reservation of additional shares under the Capital Bank Corporation Equity Incentive Plan.

If the proxy card is signed and returned, but voting directions are not made, the proxy will be voted in favor of the proposals set forth in the accompanying “Notice of Annual Meeting of Shareholders” and in such manner as the proxy holders named on the enclosed proxy card in their discretion determine upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

How You Can Revoke Your Proxy and Change Your Vote

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by:

•	attending the annual meeting and voting in person;

•	delivering a written revocation to our Secretary;

•	timely submitting another signed proxy card bearing a later date; or

•	timely voting by telephone or over the Internet as described above.

Your most current proxy card or telephone or Internet proxy is the one that will be counted.

Vote Required

Directors will be elected by a plurality of the votes cast. Plurality means that the individuals who receive the largest number of votes cast, even if less than a majority, are elected as directors up to the maximum number of directors chosen at the meeting per each class. Thus, the five nominees who receive the most votes will be elected to fill the available positions. Shareholders do not have the right to vote cumulatively in electing directors. Withholding authority in your proxy to vote for a nominee will result in the nominee receiving fewer votes.

The remaining proposals will be approved if the votes cast for approval exceed the votes cast against approval. Abstentions and broker non-votes will not be counted for purposes of determining whether these proposals have received sufficient votes for approval.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information as of April 1, 2009 regarding shares of Common Stock owned of record or known by the Company to be owned beneficially by (i) each director, (ii) each director nominee, (iii) each executive officer named in the Summary Compensation Table in this Proxy Statement, (iv) all those known by the Company to beneficially own more than 5% of the Common Stock, and (v) all directors and executive officers as a group. The persons listed below have sole voting and investment power with respect to all shares of Common Stock owned by them, except to the extent that such power may be shared with a spouse or as otherwise set forth in the footnotes. The mailing address of each of the directors and executive officers is in care of the Company’s address, which is 333 Fayetteville Street, Raleigh, NC 27601.

The percentages shown below have been calculated based on 11,300,369 total shares of Common Stock outstanding as of April 1, 2009.

Name of Beneficial Owner	Aggregate Number of Shares Beneficially Owned (1)(2)	Number of Shares Acquirable within 60 Days (3)	Percent of Class

5% Shareholders
Maurice J. Koury (4)	920,201	–	8.14%

Directors and Director Nominees
Charles F. Atkins (5)	86,226	9,500	*
James A. Barnwell, Jr.	85,940	–	*
Leopold I. Cohen (6)	100,602	10,250	*
John F. Grimes, III (7)	29,052	2,000	*
Robert L. Jones (8)	48,936	11,000	*
O. A. Keller, III (9)	293,228	17,800	2.75%
Oscar A. Keller, Jr. (10)	203,468	13,000	1.91%
Ernest A. Koury, Jr. (11)	3,935	–	*
James G. McClure, Jr. (12)	63,650	–	*
James D. Moser, Jr. (13)	59,269	3,000	*
George R. Perkins, III (14)	190,689	9,500	1.77%
Don W. Perry (15)	73,686	10,000	*
Carl H. Ricker, Jr. (16)	447,732	5,487	4.01%
Richard H. Shirley	69,792	–	*
J. Rex Thomas (17)	39,234	10,250	*
Samuel J. Wornom, III (18)	104,072	12,250	1.03%
B. Grant Yarber (19)	17,231	30,000	*

Named Executive Officers
Michael R. Moore (20)	8,697	1,600	*
Mark J. Redmond (21)	6,123	5,000	*
David C. Morgan (22)	2,000	8,500	*

All directors and executive officers as a group (20 persons) (23)	1,933,562	159,137	18.26%

* Less than one percent

(1)
The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission (“SEC”). Accordingly, they may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power. Beneficial ownership may be disclaimed as to certain of the securities.

(2)
Amounts do not include the number of stock units credited to the account of each nonemployee director participating in the Company’s Amended and Restated Deferred Compensation Plan for Outside Directors. These units are payable in shares of Common Stock following termination of service or, in certain circumstances, on a date designated by the participant, and do not have current voting or investment power. The number of stock units credited to the accounts of the directors and director nominees as of April 1, 2009, is as follows: 6,674 stock units for Mr. Atkins; 14,673 stock units for Mr. Cohen; 5,867 stock units for Mr. Grimes; 5,452 stock units for Mr. Jones; 31,210 stock units for Mr. O. A. Keller, III; 4,239 for Mr. Koury; 4,392 stock units for Mr. McClure; 6,082 stock units for Mr. Moser; 5,174 stock units for Mr. Perkins; 6,590 stock units for Mr. Perry; 8,562 stock units for Mr. Ricker; 5,804 stock units for Mr. Thomas; and 14,978 stock units for Mr. Wornom.

(3)
Reflects the number of shares of Common Stock that could be purchased by exercise of options to purchase Common Stock on April 1, 2009 or within 60 days thereafter. Any shares that a person has the right to acquire within 60 days are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(4)
The number of shares beneficially owned and the description of such ownership contained herein based solely on review of Schedule 13G filed with the SEC on February 12, 2009, which shows that: (a) Maurice J. Koury is the beneficial owner of an aggregate of 920,201 shares of Common Stock, which includes 774,945 shares held in Mr. Koury’s own name and 145,256 shares held by the Maurice & Ann Koury Charitable Trust, a charitable remainder trust in which Mr. Koury is the sole trustee; and (b) the aggregate number of shares of Common Stock does not include 42,608 shares held by the Maurice J. Koury Foundation, Inc. (the “Foundation”) and 39,260 shares held by Carolina Hosiery Mills, Inc. Mr. Koury is one of four directors and president of the Foundation; and a director, president and 23.6% shareholder of Carolina Hosiery Mills. Mr. Koury may have input into decisions concerning the voting power over the shares held by the Foundation and Carolina Hosiery Mills in certain limited circumstances. The business address of Mr. Koury is P.O. Drawer 850, Burlington, North Carolina 27216. Mr. Koury is the uncle of Ernest A. Koury, Jr., one of the Company’s directors.

(5)
Includes 50,100 shares held by AGA Corporation, of which Mr. Atkins owns 19.8% of the outstanding stock; 12,136 shares held by AK&K Corporation, of which Mr. Atkins owns 25.0% of the outstanding stock; and 1,000 shares held by Taboys Corporation, a company wholly owned by Mr. Atkins. From time to time, the shares held by AGA Corporation and AK&K Corporation may be pledged in the ordinary course of business.

(6)
Includes 1,200 shares held by Mr. Cohen’s wife and 4,590 shares held in Mr. Cohen’s personal pension plan of Lee Iron and Metal Co., Inc., a company in which Mr. Cohen and his family are the principal shareholders.

(7)	Includes 2,700 shares held by Mr. Grimes’ wife, 3,200 shares held in an Individual Retirement Account (“IRA”), and 1,100 shares held by Mr. Grimes’ wife in her IRA.

(8)
Includes 1,200 shares held by Mr. Jones’ wife, 2,000 shares held in an IRA, 37,300 shares held by the Sheridan Trust in which Mr. Jones is the sole trustee, and 6,000 shares held by the Robert L. Jones Charitable Foundation.

(9)	Includes 20,372 shares held jointly with Mr. Keller’s wife, 27,066 shares held in IRAs, and 4,528 shares held as custodian by Mr. Keller for his children and grandchildren.

(10)
Includes 70,189 shares held jointly with Mr. Keller’s wife and 22,500 shares held by Parkview Retirement Home, Inc., a company wholly owned by Mr. Keller. Oscar A. Keller, Jr. is the father of O. A. Keller, III.

(11)	Includes 1,500 shares held as custodian for Mr. Koury’s daughter.

(12)	Includes 17,776 shares held jointly with Mr. McClure’s wife, 5,381 shares held by Mr. McClure’s wife, and 38,035 shares held in IRAs.

(13)	Includes 8,192 shares held by Mr. Moser’s wife, 400 shares held in IRAs, and 3,593 by the James D. Moser, Jr. Revocable Trust in which Mr. Moser is the sole trustee.

(14)	Includes 114,115 shares held by Mr. Perkins’ father, for which Mr. Perkins has a proxy to vote. From time to time, the shares held by Mr. Perkins may be pledged in the ordinary course of business.

(15)
Includes 7,500 shares held by Mr. Perry’s wife, 900 shares held as custodian for Mr. Perry’s minor child, and 44,265 shares held by Lee Brick & Tile Company, of which Mr. Perry owns 4.0% of the outstanding ownership interests.

(16)	Includes 82 shares held in an IRA.

(17)	Includes 15,041 shares held by Mr. Thomas’ wife.

(18)	Includes 2,250 shares held in trust for the benefit of Mr. Wornom’s two grandchildren, of which Mr. Wornom serves as a trustee, and 4,553 shares held by a family limited partnership.

(19)
Includes 500 shares held jointly with Mr. Yarber’s wife, 600 shares held as custodian for Mr. Yarber’s minor children, 2,470 shares held in an IRA, and 2,851 shares held in the Capital Bank 401(k) Retirement Plan. Amount shown does not include 6,000 shares of restricted stock granted on December 20, 2007, which remain unvested.

(20)	Includes 6,400 shares held in an IRA, and 1,046 shares held in the Capital Bank 401(k) Retirement Plan.

(21)	Includes 1,923 shares held in an IRA. Amount shown does not include 4,000 shares of restricted stock granted on December 20, 2007, which remain unvested.

(22)	Amount shown does not include 4,000 shares of restricted stock granted on December 20, 2007, which remain unvested.

(23)
Includes all shares reflected in this table as beneficially owned by each director of the Company, and by Mr. Yarber, Mr. Moore, Mr. Redmond and Mr. Morgan, each of whom is a named executive officer of the Company.

INFORMATION ABOUT OUR BOARD OF DIRECTORS
General

The Board of Directors oversees the Company’s business and affairs and monitors the performance of management. In accordance with traditional corporate governance principles, the Board of Directors does not involve itself in day-to-day operations. Instead, directors keep themselves informed through, among other things, discussions with the Company’s chief executive officer, other key executives and principal external advisers (legal counsel, outside auditors, investment bankers and other consultants), reading reports and other materials that are provided to them, and by participating in board and committee meetings.

The Board of Directors is divided into three classes, as nearly equal in number as possible. Each year the shareholders elect the members of one of the three classes to a three-year term of office. The term of office of the Class I directors expires at the 2010 Annual Meeting of Shareholders, the term of office of the Class II directors expires at the 2011 Annual Meeting, and the term of office of the Class III directors expires at the Annual Meeting, or in any event at such time as their respective successors are duly elected and qualified or their earlier resignation, death or removal from office. Pursuant to the Company’s Bylaws, the term of office of directors who were elected by the board or shareholders to fill a vacancy (whether caused by a resignation, an increase in the number of directors or otherwise) expires at the next meeting of shareholders at which directors of that class are elected. Five of the Class III directors are standing for election at the Annual Meeting: Leopold I. Cohen, O. A. Keller, III, Ernest A. Koury, Jr., George R. Perkins, III and Carl H. Ricker, Jr.

The Board of Directors, in its business judgment, has made an affirmative determination that each of the directors in Class I (except B. Grant Yarber) and Class II, and each nominee for director in Class III, meet the definition of “independent director” as that term is defined in Nasdaq Marketplace Rules. In determining director independence, the Board of Directors broadly considers all relevant facts and circumstances, including Nasdaq Marketplace Rules. The Board of Directors considers the issue not merely from the standpoint of a director, but also from that of persons or organizations with which the director has an affiliation. An independent director is free of any relationship with the Company or its management that may impair the director’s ability to make independent judgments. Particular attention is paid to whether a director is independent from management and to any credit relationships that may exist with a director or a related interest.

Federal Reserve Board Regulation O requires loans made to executive officers and directors to be made on substantially the same terms, including interest rates and collateral, and following credit underwriting procedures that are no less stringent than those prevailing at the time for comparable transactions by Capital Bank with other persons. Such loans also may not involve more than the normal risk of repayment or present other unfavorable features. Additionally, no event of default may have occurred (that is, such loans are not disclosed as nonaccrual, past due, restructured, or potential problems). The Board of Directors reviews any credit to a director or his or her related interests that has become criticized in order to determine the impact that such classification has on the director’s independence.

In connection with its determination of independence, the Board of Directors considered certain credit transactions with directors or his or her related interests during 2008 that it determined were consistent with the Regulation O criteria set forth above.

The following table lists the directors of the Company and the classes in which they serve as of the date of this Proxy Statement:

Class I	Class II	Class III
(Term Expiring 2010)	(Term Expiring 2011)	(Term Expiring 2009)

Charles F. Atkins	James A. Barnwell, Jr.	Leopold I. Cohen
Oscar A. Keller, Jr.	John F. Grimes, III	O. A. Keller, III
James G. McClure, Jr.	Robert L. Jones	Ernest A. Koury, Jr.
James D. Moser, Jr.	Richard H. Shirley	George R. Perkins, III
Don W. Perry	J. Rex Thomas	Carl H. Ricker, Jr.
B. Grant Yarber	Samuel J. Wornom, III

Besides the family relationship between Oscar A. Keller, Jr. and O. A. Keller, III, there are no family relationships among the Company’s other directors, director nominees or executive officers. There are no material proceedings to which any of the Company’s directors, director nominees or executive officers, or any associate of any of the Company’s directors, director nominees or executive officers, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

To the Company’s knowledge, none of its directors, director nominees or executive officers has been convicted in a criminal proceeding during the last five years (excluding traffic violations or similar misdemeanors) and none of its directors, director nominees or executive officers was a party to any judicial or administrative proceeding during the last five years (except for any matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Board of Directors Meetings

The Board of Directors met 12 times during 2008. In addition, the Company’s independent directors held six meetings in executive session without management or management directors during 2008. No director attended fewer than 75% of the total number of Board of Directors meetings held during 2008 and the total number of meetings held by committees of the board on which he served.

Policy on Attendance at Annual Meetings of Shareholders. The Company does not have a stated policy, but encourages its directors to attend each Annual Meeting of Shareholders. At last year’s Annual Meeting of Shareholders, held on May 22, 2008, 16 of the Company’s 17 directors were present and in attendance.

Board of Directors Committees

The Board of Directors has three standing committees, the Executive Committee, the Audit Committee and the Compensation/Human Resources Committee.

Executive Committee. Subject to applicable law, the Executive Committee has the authority to exercise all powers of the Board of Directors during intervals between meetings of the board. During 2008, the Executive Committee met ten times. The members of the Executive Committee for 2008 were Carl H. Ricker, Jr. (Chairman), James A. Barnwell, Jr., Robert L. Jones, O. A. Keller, III, Don W. Perry and B. Grant Yarber.

Audit Committee. The Audit Committee was established by the Board of Directors to oversee the Company’s accounting and financial reporting process, including the Company’s internal control over financial reporting and audits of the Company’s financial statements. In connection with such oversight responsibilities, the Audit Committee reviews the results and scope of the audit and other services provided by the Company’s independent registered public accounting firm. The Audit Committee also has the sole authority and responsibility to select, determine compensation of, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm. The Audit Committee operates pursuant to a charter that is available on our website at www.capitalbank-nc.com or free of charge upon written request to the attention of Michael R. Moore, Capital Bank Corporation, 333 Fayetteville Street, Suite 700, Raleigh, NC 27601. During 2008, the Audit Committee met nine times.

The members of the Audit Committee for 2008 were James D. Moser, Jr. (Chairman), O. A. Keller, III, George R. Perkins, III, Don W. Perry, Carl H. Ricker, Jr., Richard H. Shirley and Samuel J. Wornom, III. The Board of Directors, in its business judgment, has made an affirmative determination that each of Messrs. Moser, Keller III, Perkins, Perry, Ricker, Shirley and Wornom are “independent directors” as that term is defined by Nasdaq Marketplace Rules, including the special independence requirements applicable to audit committee members. The Board of Directors also has determined, in its business judgment, that Mr. Moser is an “audit committee financial expert” as such term is defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For additional information regarding the Audit Committee, see “Audit Committee Report” below, which is incorporated into this section by reference.

Compensation/Human Resources Committee. The role of the Compensation/Human Resources Committee is to recommend the compensation of the Company’s officers and to administer certain of the Company’s benefit plans. The Compensation/Human Resources Committee operates pursuant to a charter that is available on our website at www.capitalbank-nc.com or free of charge upon written request to the attention of Michael R. Moore, Capital Bank Corporation, 333 Fayetteville Street, Suite 700, Raleigh, NC 27601. The Compensation/Human Resources Committee has the authority to delegate to subcommittees as it deems appropriate. During 2008, the Compensation/Human Resources Committee met six times.

The members of the Compensation/Human Resources Committee for 2008 were Leopold I. Cohen (Chairman), Charles F. Atkins, John F. Grimes, III, Robert L. Jones, O. A. Keller, III, Don W. Perry and Carl H. Ricker, Jr. None of the current members of the Compensation/Human Resources Committee are employed by the Company, and the Board of Directors, in its business judgment, has made an affirmative determination that each of Messrs. Cohen, Grimes, Jones, Keller III, Perry and Ricker is an “independent director” as that term is defined by Nasdaq Marketplace Rules. For additional information regarding the Compensation/Human Resources Committee, see “Compensation Discussion and Analysis” and “Compensation/Human Resources Committee Report” below.

Nominations of Directors

The Company does not have a nominating committee or a nominating committee charter. The Board of Directors has decided against establishing a nominating committee because its policy is to have the independent directors perform the functions that might otherwise be performed by such a committee. In addition, a majority of the independent directors on the board must approve all director nominees. Therefore, the Board of Directors believes the current practices of the independent directors are appropriate for nominating directors.

In identifying candidates for the Company’s Board of Directors, the independent directors consider the composition of the board, the operating requirements of the Company and the long-term interests of the Company’s shareholders. In conducting this assessment, the independent directors consider diversity, age, skills, and such other factors as they deem appropriate given the current needs of the board and the Company to maintain a balance of knowledge, experience and capability. The independent directors believe that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, having business experience, and having high moral character; however, they retain the right to modify these minimum qualifications from time to time. A majority of the independent directors on the board recommended the slate of directors proposed for election at the Annual Meeting.

The policy of the independent directors on the board (and the Board of Directors generally) is to consider written nominations of candidates for election to the Board of Directors properly submitted by shareholders; however, such nominations are not actively solicited. The independent directors on the board do not intend to alter the manner in which they evaluate candidates, including the criteria set forth above, based on whether the candidate is recommended by a shareholder or otherwise.

Shareholder Communications

The Company’s shareholders may communicate directly with the members of the Board of Directors or the individual Chairperson of standing board committees by writing directly to those individuals at Capital Bank Corporation, 333 Fayetteville Street, Suite 700, Raleigh, NC 27601. The Company’s general policy is to forward, and not to intentionally screen, any mail received at the Company’s corporate office that is sent directly to an individual unless the Company believes the communication may pose a security risk.

Code of Ethics

The Company’s Board of Directors has adopted a code of business conduct and ethics (the “Code of Ethics”) that applies to all of the Company’s directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. The Code of Ethics is available at www.capitalbank-nc.com or free of charge upon written request to Michael R. Moore, Capital Bank Corporation, 333 Fayetteville Street, Suite 700, Raleigh, NC 27601.

PROPOSAL 1:  ELECTION OF DIRECTORS

A majority of the independent directors on the Board of Directors has nominated Leopold I. Cohen, O. A. Keller, III, Ernest A. Koury, Jr., George R. Perkins, III and Carl H. Ricker, Jr. for election to serve as Class III directors until the 2012 Annual Meeting of Shareholders (or until such time as their respective successors are elected and qualified or their earlier resignation, death or removal from office).

The Board of Directors has no reason to believe that the persons named above as nominees for directors will be unable or will decline to serve if elected. However, in the event of death or disqualification of any nominee or the refusal or inability of any nominee to serve as a director, it is the intention of the proxy holders named in the accompanying proxy card to vote for the election of such other person or persons as the proxy holders determine in their discretion. In no circumstance will the proxy be voted for more than five nominees. Properly executed and returned proxies, unless revoked, will be voted as directed by the shareholder or, in the absence of such direction, will be voted in favor of the election of the recommended nominees.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES.

Set forth below are the names and other information pertaining to the board’s nominees and other directors whose terms of office will continue after the Annual Meeting:

Name	Position with Company	Age	Year First Elected Director

Class I
Charles F. Atkins (2)	Director	60	2003
Oscar A. Keller, Jr.	Director	88	1997
James G. McClure, Jr.	Director	63	2006
James D. Moser, Jr. (3)	Director	71	2002
Don W. Perry (1)(2)(3)	Director	50	2003
B. Grant Yarber (1)	President, Chief Executive Officer and Director	44	2004

Class II
James A. Barnwell, Jr. (1)	Director	68	2006
John F. Grimes, III (2)	Director	66	2003
Robert L. Jones (1)(2)	Director	72	1997
Richard H. Shirley (3)	Director	62	2006
J. Rex Thomas	Director	63	2003
Samuel J. Wornom, III (3)	Director	66	1997

Name	Position with Company	Age	Year First Elected Director

Class III
Leopold I. Cohen (2)	Director	72	2003
O. A. Keller, III (1)(2)(3)	Chairman of the Board of Directors	64	1997
Ernest A. Koury, Jr.	Director	55	2006
George R. Perkins, III (3)	Director	41	2003
Carl H. Ricker, Jr. (1)(2)(3)	Director	66	2002

(1)	Member of Executive Committee
(2)	Member of Compensation/Human Resources Committee
(3)	Member of Audit Committee

Class I

Charles F. Atkins has served as a director of Capital Bank since its inception in 1997 and was elected to serve as a director of the Company in 2003. He is currently, and has been for the past 20 years, President of Cam-L Properties, Inc., a commercial real estate development company located in Sanford, North Carolina.

Oscar A. Keller, Jr., has served as a director of Capital Bank since its inception in 1997 and has served as a director of the Company since its inception. He is currently, and has been for the past 14 years, President and CEO of Parkview Retirement Home, Inc., a retirement facility located in Sanford, North Carolina. Mr. Keller is the father of Oscar A. Keller, III.

James G. McClure, Jr., was elected to serve as a director of the Company and Capital Bank in January 2006. Mr. McClure is a former director of 1st State Bancorp, Inc. and its banking subsidiary, 1st State Bank. He is currently, and has been for the past 29 years, President of Green & McClure Furniture Company, a retail furniture store in Graham, North Carolina. He has served as Chairman of the Graham Area Business Association, on the zoning board for the City of Graham, and as a member and past President of the Hospice of Alamance-Caswell board. Mr. McClure currently serves on the Alamance Regional Medical Center board of directors.

James D. Moser, Jr. was elected to serve as a director of the Company and Capital Bank in 2002. Mr. Moser is a former director of First Community Financial Corporation, which was acquired by the Company in January 2002, and Community Savings Bank, Inc., First Community Financial Corporation’s banking subsidiary. He is a Certified Public Accountant and has been with the accounting firm of Gilliam, Coble & Moser, LLP, Burlington, North Carolina for the past 36 years. Mr. Moser is the Secretary, Treasurer and a director of the Capital Bank Charitable Foundation, Inc., which is completely independent from the Company and Capital Bank.

Don W. Perry has served as a director of Capital Bank since its inception in 1997 and was elected to serve as a director of the Company in 2003. He is currently, and has been for the past 10 years, the President of Lee Brick and Tile Company located in Sanford, North Carolina.

B. Grant Yarber was elected to serve as a director of the Company and Capital Bank in May 2004 when he was promoted to Chief Executive Officer of the Company. Prior to joining the Company in July 2003, he was the Chief Lending Officer and Chief Credit Officer of MountainBank in Hendersonville, North Carolina. Mr. Yarber also served two years as Senior Credit Manager in the Southeast region of Bank of America in Tampa, Florida. Prior to the move to Florida, Mr. Yarber was for two years a State Executive for Business Banking, and Professional and Executive Banking, for Bank of America in Missouri and Illinois. He also serves as a director of Capital Bank Foundation, Inc.

Class II

James A. Barnwell, Jr., was elected to serve as a director of the Company and Capital Bank in January 2006. Mr. Barnwell was Chairman of 1st State Bancorp, Inc. and 1st State Bank. He is currently, and has been for the past 35 years, President, Chief Executive Officer and Chairman of the Board of Directors of Huffman Oil Company, Inc., a petroleum marketer in Burlington, North Carolina. He has served on the advisory board of the Salvation Army Boys & Girls Club and the Alamance County YMCA board. He also serves on the board of directors of the Alamance Regional Medical Center.

John F. Grimes, III, has served as a director of Capital Bank since 1999 and was elected to serve as a director of the Company in 2003. He is currently, and has been for the past 13 years, a Partner of Cecil Budd Tire Company located in Siler City, North Carolina.

Robert L. Jones has served as a director of Capital Bank since its inception in 1997 and has served as a director of the Company since its inception. He is currently, and has been for the past 28 years, Chairman of Davidson and Jones Hotel Corporation in Raleigh, North Carolina.

Richard H. Shirley was elected to serve as director of the Company and Capital Bank in January 2006. Mr. Shirley is a former director of 1st State Bancorp, Inc. and its banking subsidiary, 1st State Bank. He is currently, and has been for the past 28 years, President of Dick Shirley Chevrolet, Inc., an automobile dealership located in Burlington, North Carolina. He has served as the President of the Alamance County YMCA and as a member and chairman of the Economic Development Committee of the Burlington Area Chamber of Commerce.

J. Rex Thomas has served as a director of Capital Bank since its inception in 1997 and was elected to serve as a director of the Company in 2003. He is currently the Chairman and Chief Executive Officer of Grubb & Ellis|Thomas Linderman Graham, a commercial real estate brokerage and property management company headquartered in Raleigh, North Carolina, with offices in Chapel Hill and Durham. Mr. Thomas currently serves on the Campbell University Board of Advisors and is Chairman of the Research Triangle Service Center Board.

Samuel J. Wornom, III, has served as a director of Capital Bank since its inception in 1997 and has served as a director of the Company since its inception. He is currently, and has been for the past 12 years, President of Nouveau Investments, Inc., an investment company located in Sanford, North Carolina. Mr. Wornom currently serves as Southeast Trustee of Boys & Girls Clubs of America and on the Boys & Girls Club of Sanford Lee County board.

Class III

Leopold I. Cohen has served as a director of Capital Bank since its inception in 1997 and has served as a director of the Company since 2003. He is currently, and has been for the past 35 years, Chief Executive Officer of Lee Iron and Metal Co., Inc., a recycling business located in Sanford, North Carolina.

O. A. Keller, III, has served as a director of Capital Bank since its inception in 1997 and has served as a director and as Chairman of the Board of Directors of the Company since its inception. He is currently, and has been for the past 12 years, Managing Member of Keller Group, LLC, developers and general contractors of Sanford, North Carolina. He also serves as a director of Capital Bank Foundation, Inc. Mr. Keller is the son of Oscar A. Keller, Jr.

Ernest A. Koury, Jr., was elected to serve as director of the Company and Capital Bank in January 2006. Mr. Koury is a former director of 1st State Bancorp, Inc. and its banking subsidiary, 1st State Bank. He is currently, and has been for the past 33 years, Vice President of Carolina Hosiery Mills, Inc., a hosiery mill in Burlington, North Carolina. He has served as Vice Chairman of the Alamance County Planning Board and a member of the Elon University Board of Visitors.

George R. Perkins, III, has served as a director of Capital Bank since its inception in 1997 and was elected to serve as a director of the Company in 2003. Mr. Perkins is currently, and has been for the past eight years, President of Frontier Spinning Mills, Inc., a textiles company located in Sanford, North Carolina.

Carl H. Ricker, Jr. was elected to serve as a director of the Company and Capital Bank in 2002. Mr. Ricker is a former director of High Street Corporation, which was acquired by the Company in December 2002. Mr. Ricker is currently, and has been for the past 22 years, the President of Azalea Development Management Company, a commercial real estate development company located in Asheville, North Carolina. He also serves as a director of Capital Bank Foundation, Inc.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Discussion and Analysis, which we refer to herein as the “CD&A,” describes the Company’s executive compensation philosophy, components and policies, including analysis on the compensation earned by the Company’s Named Executive Officers as detailed in the accompanying tables.

Executive Summary

In 2008, the Company faced a challenging and unstable economic environment. Despite these challenges, the Company’s executive officers performed well against their business objectives, and the Company and our executive officers continue to consider how to better position the Company for the future. Additionally, our Compensation/Human Resources Committee (the “Committee”) continued to focus on designing an executive compensation program that enables the Company to attract and retain the executive talent essential to the Company’s achievement of its short-terms and long-term business objectives and to create a “pay for performance” environment. A few of the significant executive compensation decisions made by the Committee in 2008 and in early 2009 included:

•
Awarding our named executive officers incentives under the Company’s Annual Incentive Plan because the Company exceeded its pre-defined target for asset growth and certain of the named executive officers achieved their 2008 functional objectives.

•	Awarding our chief executive officer a discretionary bonus of $15,600 for maintaining safe-and-sound banking practices in a challenging economy.

•	Awarding our named executive officers stock options under the Company’s Equity Incentive Plan.

•	Upon recommendation by our named executive officers, determining that no awards will be granted in 2009 under the Company’s Annual Incentive Plan.

Near the end of 2008, the Company participated in the Capital Purchase Program (“CPP”) pursuant to the U.S. Department of Treasury’s (the “Treasury”) Troubled Asset Relief Program (“TARP”). As we discuss below, the Company’s participation in the CPP resulted in restrictions related to executive compensation. The Company has taken a number of steps to comply with the restrictions imposed upon us resulting from our participation in the CPP. Further, the Committee has considered the Company’s participation in the CPP and the restrictions on CPP participants under the Emergency Economic Stabilization Act (“EESA”) and the American Recovery and Reinvestment Act of 2009 (“ARRA”) in setting the compensation for the named executive officers in 2009.

Current Named Executive Officers

The following executives were our named executive officers at the end of 2008:

Name	Position

B. Grant Yarber	President and Chief Executive Officer
Michael R. Moore	Executive Vice President and Chief Financial Officer
David C. Morgan	Executive Vice President and Chief Banking Officer
Mark J. Redmond	Executive Vice President and Chief Credit Officer

Our named executive officers are also our “senior executive officers” as that term is used in EESA.

Compensation Philosophy and Objectives

The Committee is committed to maintaining an executive compensation program that will contribute to the achievement of the Company’s business objectives. The Committee believes that the Company has an executive compensation program that:

•	fulfills the Company’s business and operating needs, conforms with its general human resource strategies and enhances shareholder value;

•	enables the Company to attract and retain the executive talent essential to the Company’s achievement of its short-term and long-term business objectives;

•	rewards executives for performance, as determined by the accomplishment of pre-defined business goals and objectives; and

•	provides rewards consistent with gains in shareholder wealth so that executives will be financially advantaged when shareholders are similarly financially advantaged.

The Company’s objective is to pay its executives and other employees at rates that enable the Company to maintain a highly competent and productive staff. The Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. The Committee has historically structured the Company’s annual cash and noncash executive compensation in a way that it believes motivates executives to achieve the business goals set by the Company and rewards the executives for achieving such goals.

Process for Determining Executive Compensation

The Board of Directors and the Committee believe that the performance of each of the named executive officers has the potential to impact both the short-term and long-term profitability of the Company. Therefore, the Board of Directors and the Committee place considerable importance on the design and administration of the executive compensation program.

The Committee has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Committee reviews and oversees the general compensation plans and policies of the Company and approves the individual compensation arrangements for the Company’s senior management team, including the named executive officers. Specifically, the Committee makes all compensation decisions for the chief executive officer, approves recommendations regarding any equity awards to all officers of the Company and reviews total compensation for the senior management team, which includes the named executive officers. The Committee strives to ensure that the total compensation paid to executive management is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to members of executive management, including the named executive officers, are similar to those provided to other officers.

The Committee believes that the compensation of each named executive officer should reflect his or her individual performance and take into account the Company’s performance.

Role of Individual Performance

When making compensation decisions, the Committee considers a number of factors specific to each named executive officer’s role in the Company’s management. The Company considers the unique characteristics and qualifications of each named executive officer, including relevant experience, length of service with the Company, scope of responsibility and the demonstration of commitment to the Company’s strategic objectives.

Role of Company Performance

The Committee believes that the success of the Company is dependent upon, and reflective of, the performance of our senior management team, including the named executive officers and our employees. Therefore, when determining compensation levels for the named executive officers, the Committee takes into account the Company’s performance based on quantitative and qualitative factors. The quantitative factors considered by the Committee include net income, asset growth, return on assets and return on equity. The Committee also considers the Company’s financial performance on a “net operating” basis, which excludes the effect of one-time gains and expenses. For example, in 2008, the Company’s net loss of $55.7 million resulted primarily from a one-time, noncash goodwill impairment charge of $65.2 million. The Committee considered the Company’s performance both taking into account, and excluding, the goodwill impairment charge when making executive compensation decisions.

The qualitative factors considered by the Committee include the achievement of the Company’s business plan and progress towards strategic objectives. Additionally, as discussed below under “Annual Incentive Plan,” the Committee sets specific, pre-defined goals to determine the level of a named executive officer’s annual incentive award.

In making compensation decisions for each named executive officer, the Committee also finds it useful to consider:

•	the recommendations of our chief executive officer (for named executive officers other than himself);

•	the advice of Silverton Bank, an independent compensation consultant; and

•	relevant market data related to the compensation of executives at a peer group of companies.

While the Committee considers input from these sources, it retains responsibility for, and exercises its judgment and discretion when determining, the overall compensation of our chief executive officer and approving the overall compensation of our other named executive officers.

Role of Executive Officers

Our chief executive officer assists the Committee by annually reviewing the performance of each member of senior management (other than his own, which is reviewed only by the Committee). The conclusions reached and recommendations based on these reviews, including with respect to base salary and achievement of objectives in the Annual Incentive Plan (discussed below), are presented to the Committee along with the chief executive officer’s specific recommendations regarding salary adjustments and annual award amounts. These recommendations are considered by the Committee as a reflection of each named executive officer’s individual performance. The chief executive officer’s recommendations are then reviewed by the Committee along with market data from the peer companies identified below, and the Committee either approves the recommendations from the chief executive officer or exercises its discretion by modifying any recommended salary adjustments or awards to executives.

Role of Independent Compensation Consultant

To assist it in making determinations regarding proper levels of executive compensation, the Committee has engaged Silverton Bank, an independent compensation consultant, to conduct an annual review of the Company’s total compensation program for the chief executive officer as well as for other key members of the senior management team. Silverton provides the Committee with relevant market data and alternatives to consider when making compensation decisions for the chief executive officer, and on the recommendations being made by the Company’s chief executive officer, for our named executive officers other than the chief executive officer.

Role of Benchmarking

In making compensation decisions, the Committee generally compares each element of total compensation, other than retirement plan benefits and perquisites, against a peer group of publicly-traded financial institutions (collectively, the “Compensation Peer Group”) and published surveys such as the Economic Research Institute’s Executive Compensation Assessor. Silverton assists the Committee in identifying the Compensation Peer Group and comparable positions, salaries and incentive compensation at Compensation Peer Group companies. While the Committee believes that benchmarking provides a useful point of reference when making compensation decisions, it does not rely on it solely. The Compensation Peer Group, which is periodically reviewed and updated by the Committee and Silverton, consists of companies against which the Committee believes the Company competes for executive talent. The companies comprising the Compensation Peer Group for 2008 are 19 independent SEC reporting banks that operate within 11 southern or mid-Atlantic coast states and that are comparable in terms of asset size. The Compensation Peer Group for 2008 was:

•	BancTrust Financial Group, Inc.	•	First Bancorp
•	Bancorp, Inc.	•	First South Bancorp, Inc.
•	TIB Financial Corp.	•	Southern Community Financial Corp.
•	Seacoast Banking Corporation of Florida	•	Yadkin Valley Financial Corporation
•	CenterState Banks of Florida, Inc.	•	First Security Group, Inc.
•	Southeastern Bank Financial Corporation	•	Cardinal Financial Corporation
•	PAB Bankshares, Inc.	•	Virginia Commerce Bancorp, Inc.
•	S.Y. Bancorp, Inc.	•	Summit Financial Group, Inc.
•	First Mariner Bancorp	•	SCBT Financial Corporation
•	FNB United Corp.

In 2008, the Compensation Peer Group had assets ranging from $876 million to $2.8 billion, with median assets of $1.6 billion. The Company had total assets of $1.7 billion at the end of 2008, placing it in the 53rd percentile of the Compensation Peer Group. The Committee compared the Company’s 2008 financial performance to the financial performance of the Compensation Peer Group when evaluating compensation decisions. In doing so, the Committee looked at the Company’s performance both including and excluding one-time charges such as the goodwill impairment charge.

The Company also competes with many larger companies for top executive-level talent. As such, the Committee generally sets compensation for senior management team members at the 50th percentile of compensation paid to similarly situated executives of the companies comprising the Compensation Peer Group in order to be competitive but still emphasize performance-based compensation. Variations to this objective may occur as dictated by the experience level of the individual and market factors.

Elements of Executive Compensation

The Company provides a competitive mix of pay elements that it believes aligns executive incentives with shareholder value. The executive compensation program includes both short- and long-term compensation and is designed to reward executives for attaining the Company’s business goals and objectives. For the year ended December 31, 2008, the principal components of compensation for the named executive officers were base salary, annual incentive plan, long-term incentives, retirement and other benefit plans, and perquisites and other personal benefits. These components combine fixed and variable elements to create a total compensation package that provides income predictability while linking a significant but appropriate portion of compensation to corporate, business unit and individual performance.

Further, the Committee does not target a specific mix of executive compensation by allocating total compensation across cash and noncash pay, or between current and long-term pay, or among different types of long-term incentive awards. The profile of the Company’s executive compensation is driven by decisions made for each component of pay separately, which the Committee intends to be appropriately market-competitive, as well as the impact of its decisions on total compensation.

The Company’s executive compensation program includes several elements that work together to achieve the philosophy and objectives outlined earlier, including the following major elements:

Compensation Element	Objective	Key Features

Base salary	Provide a fixed level of cash compensation based on experience, duties and scope of responsibility.	Targeted between 80% and 125% of median salary for similar position at Compensation Peer Group. In 2008, ranged from 91% to 101% of median at Compensation Peer Group for our named executive officers.

Annual incentive plan	Compensate executive officers for specific achievements based on Company performance and individual achievement. Reinforce “pay for performance.”
Cash payments based on a formula and pre-defined targets for net income, asset growth, return on average equity, return on average assets and certain functional objectives for executive officers other than our chief executive officer. Suspended for named executive officers in 2009 due to economic conditions and EESA and ARRA restrictions.

Long-term incentive awards
Encourage the retention of key officers and employees, align management interests with shareholder interests, motivate attainment of long-term goals and compensate executive officers for long-term Company performance.

Primarily awarded as restricted shares and stock options. Stock options generally vest in equal annual amounts over a five-year period, and restricted shares generally vest in equal annual amounts over a three-year period. No grants are expected to be awarded to named executive officers in 2009 due to economic conditions and EESA and ARRA restrictions. Other officers and employees will remain eligible for grants of stock options or restricted shares in 2009.

Compensation Element	Objective	Key Features

Contributions to retirement plans	Encourage long-term retention of key officers and employees and offer incentives for employees to save for retirement.
401(k) Plan is open to all employees. The Company matches a portion of each employee’s contributions.

Defined Benefit Supplemental Executive Retirement Plan provides retirement benefit for certain executive officers equal to a targeted percentage of the participant’s average annual salary during the last three years of employment less certain offsets.

Perquisites and other benefits
Provide a safety net of protection against the financial catastrophes that can result from illness, disability or death and to provide a reasonable level of retirement income and promote client development.

Designed to represent a small part of the Company’s overall compensation package. The named executive officers generally receive only perquisites offered to all employees, except that certain named executive officers receive automobile allowances, use of the Company’s leased aircraft for business purposes only and paid club memberships.

Total Mix of Compensation

The Committee does not define a set pay mix for our named executive officers. In 2008, each named executive officer received a base salary, a cash award under the Annual Incentive Plan, a stock option grant and other benefits (including matching payments to retirement plans and perquisites).

Base Salary

Base salary represents the fixed component of the Company’s executive compensation program and is designed to compensate executives based upon their experience, duties and scope of responsibility. Base salaries are intended to be competitive relative to similar positions at reasonably comparable peer institutions (e.g., companies included in the Compensation Peer Group) in order to provide the Company with the ability to pay base salaries that will attract and retain employees with a proven track record of performance. Salaries for executive positions are established using the same process as for other positions and job levels within the Company, that is, by systematically evaluating the position and assigning a salary based on comparisons with pay scales for similar positions in reasonably comparable institutions. While the Committee believes that benchmarking salaries provides a useful point of reference, it does not rely solely on benchmarking. Individual salaries may be above or below amounts paid to similarly situated employees at competitor institutions, depending on the executive’s tenure in his position, geographic location and performance. Base salary ranges are designed so that salary opportunities for a given position will generally be between 80% and 125% of the midpoint of the base salary established for each range.

Adjustments to executive salaries are generally made annually along with adjustments to other employee salaries. The Committee primarily considers the following factors in approving adjustments to salary levels for executives:

•	the relationship between current salary and appropriate internal and external salary comparisons;

•	market data provided by Silverton, including the average size of salary increases being granted by Compensation Peer Group companies;

•	whether the responsibilities of the position have changed during the preceding year; and

•	the individual’s performance as reflected in the overall manner in which his or her assigned role is carried out.

2008 Base Salaries. For 2008, the base salary ranges for the 25th through 75th percentile at the Compensation Peer Group were: (i) chief executive officer – $331,604 to $421,500 (midpoint $364,000); (ii) chief financial officer – $174,460 to $204,100 (midpoint $192,400); (iii) chief banking officer – $191,178 to $257,900 (midpoint $227,415); and (iv) chief credit officer – $153,577 to $213,633 (midpoint $183,105). In 2008, base salaries for the Company’s chief executive officer, chief financial officer, chief banking officer and chief credit officer were 96%, 96%, 91% and 101%, respectively, of the midpoint of these ranges. These amounts were determined based upon tenure in the position, the competitive norm and the level of experience each such individual has with other banking institutions. Additionally, even though Mr. Moore’s salary was negotiated at arm’s-length with him when he joined the Company in December 2007 and was not based on benchmarking, his salary nonetheless fell within the desired range relative to the midpoint of salaries at the Compensation Peer Group, identified above.

The following table shows annual base salaries in effect at the end of 2007 and 2008 for each named executive officer, as well as the percentage increase from 2007 to 2008.

Executive	2007 Base Salary	2008 Base Salary	Percent Increase

B. Grant Yarber	340,000	$350,265	3%

Michael R. Moore	–	$185,000	–

David C. Morgan	200,000	$208,000	4%

Mark J. Redmond	165,000	$185,000	12%

Specific factors considered in determining the size of the salary increase for each named executive officer are summarized below:

Mr. Yarber’s base salary increase during 2008 was 3%. In determining this increase, the Committee considered the competitiveness of Mr. Yarber’s salary as well as his total compensation compared to the total compensation of the Compensation Peer Group chief executive officers. The Committee also considered our overall performance as well as Mr. Yarber’s individual contribution to our overall performance and banking practices in a challenging business environment.

Mr. Moore was hired in December 2007. His base salary was negotiated in late 2007 when he joined the Company, and he did not receive a raise during 2008.

Mr. Morgan’s base salary increase during 2008 was 4%. The Committee considered Mr. Morgan’s pay compared to his internal peers and outside benchmarks, as well as Mr. Morgan’s individual contributions towards the growth of our loan and deposit portfolios.

Mr. Redmond was given a base salary increase of 12%. In determining this increase, the Committee considered the competitiveness of pay, his individual accomplishments and the degree of difficulty and complexity associated with managing our credit portfolio in light of the highly volatile economic environment.

Considering the salary levels and adjustments described above, the annualized base salary rates for our named executive officers as a group were in line with our target range and below the market median, with the exception of Mr. Redmond (whose salary was 1% above the market median).

2009 Base Salaries. The Committee met in December 2008 to review the named executive officers’ salaries and to make adjustments to those salaries for 2009. The Committee gave consideration to each named executive officer’s job performance, experience level, and comparison to Compensation Peer Group salary levels when making adjustments for 2009. The Committee also considered the challenging economic environment during 2008 and the performance of each named executive officer in light of this environment as well as the financial performance of the Company relative to the Compensation Peer Group in 2008. The Committee approved salary adjustments for our named executive officers that averaged 5.35%.

The following table shows annual base salaries in effect at the end of 2008 and the base salaries in effect for 2009 for each named executive officer, as well as the percentage increase from 2008 to 2009.

Executive	2008 Base Salary	2009 Base Salary	Percent Increase

B. Grant Yarber	$350,265	$370,000	5.6%

Michael R. Moore	$185,000	$195,000	5.4%

David C. Morgan	$208,000	$218,500	5.0%

Mark J. Redmond	$185,000	$195,000	5.4%

Specific factors considered in determining the size of the salary increase for each named executive officer are summarized below:

Mr. Yarber’s base salary increase for 2009 was 5.6%, which places his new 2009 salary 2% above the Compensation Peer Group median for 2008. In determining the level of Mr. Yarber’s salary increase, the Committee considered his contribution to the Company’s performance in 2008, his supervision and leadership of the Company’s officers and employees in a difficult economic environment and the strategic positioning of the Company for 2009.

Mr. Moore’s base salary increase for 2009 was 5.4%, which places his new 2009 salary 4% below the Compensation Peer Group median for 2008. In determining the level of Mr. Moore’s increase, the Committee considered his management of the Company’s capital and liquidity, his contribution to Capital Bank’s acquisition of four banking branches in Fayetteville, North Carolina and his management of key financial controls.

Mr. Morgan’s base salary increase for 2009 was 5.0%, which places his new 2009 salary 1% above the Compensation Peer Group median for 2008. The Committee considered Mr. Morgan’s contribution to deposit, loan and non-interest income growth during 2008 when determining his salary increase for 2009.

Mr. Redmond’s base salary increase for 2009 was 5.4%, which places his new 2009 salary 6% above the Compensation Peer Group median for 2008. The Committee considered Mr. Redmond’s contribution to the Company’s, and Capital Bank’s, credit metrics, including the level of non-performing assets, relative to Compensation Peer Group companies.

Considering the salary levels and adjustments described above, the annualized 2009 base salary rates for our named executive officers as a group are within 1% of 2008 median Compensation Peer Group salary levels, in line with our target range and consistent with Compensation Peer Group practices.

Annual Incentive Plan

The Annual Incentive Plan is intended to serve many functions, including compensating executive officers for specific achievements on behalf of the Company’s performance and their individual achievements, encouraging the retention of key executives and other officers, and aligning the executive officers’ interests with those of the Company’s shareholders with target award opportunities that are established as a percentage of base salary. The opportunity for a more significant award generally increases when the Company achieves higher levels of performance. In May 2008, the Committee set a target award range from 20% to 40% of base salary for the Company’s named executive officers, and determined that the named executive officers would be evaluated on the following criteria:

•	profitability, as measured by reported net income;

•	balance sheet growth, as measured by asset growth;

•	return on average equity;

•	return on average assets; and

•	for named executives other than the chief executive officer, certain functional objectives determined by the chief executive officer.

The performance measures chosen by the Committee under the Annual Incentive Plan are believed to be key indicators of the Company’s overall financial and operating results. The Committee believes that these measures align the interests of executive officers with those of our shareholders by linking the bonus amounts directly to the Company performance. These performance measures require our executives to successfully manage the ongoing business pressures we face. These pressures may include increasing core deposits and quality loan growth; controlling costs; and managing asset quality. The targets for our named executive officers are set forth in more detail below:

For our chief executive officer in 2008:

Performance Measure	Weighting	Threshold	Target	Stretch

Profitability (net income)	40%	$9,546,000	$11,000,000	$12,500,000

Balance sheet growth ($ assets in thousands)	20%	$1,553,598	$1,576,585	$1,598,381

Return on average assets	20%	0.61%	0.70%	0.78%

Return on average equity	20%	5.71%	6.55%	7.41%

For our chief financial officer and chief credit officer in 2008:

Performance Measure	Weighting	Threshold	Target	Stretch

Profitability (net income)	32%	$9,546,000	$11,000,000	$12,500,000

Balance sheet growth ($ assets in thousands)	16%	$1,553,598	$1,576,585	$1,598,381

Return on average assets	16%	0.61%	0.70%	0.78%

Return on average equity	16%	5.71%	6.55%	7.41%

Functional objectives (determined on individual basis)	20%

For our chief banking officer in 2008:

Performance Measure	Weighting	Threshold	Target	Stretch

Profitability (net income)	25%	$9,546,000	$11,000,000	$12,500,000

Return on average assets	15%	0.61%	0.70%	0.78%

Return on average equity	10%	5.71%	6.55%	7.41%

Loan growth ($ in thousands)	15%	$1,145,658	$1,162,609	$1,178,682

Core deposit growth ($ in thousands)	15%	$1,034,696	$1,050,006	$1,064,522

Noninterest income	10%	$9,161,000	$10,000,000	$11,000,000

Noninterest expense	10%	$41,150,000	$40,050,000	$39,150,000

Incentive awards for all named executive officers may be reduced in the discretion of the Committee if the loan portfolio’s credit quality does not meet expectations. In addition, the Committee retains discretion under the plan, if circumstances warrant, to award bonuses or to increase, reduce or eliminate bonuses that might otherwise be payable to an executive officer based on actual performance even if inconsistent with the plan. Awards are paid in cash during the first quarter of the following fiscal year. As discussed below, the Committee exercised its discretion and awarded our chief executive officer a discretionary bonus for 2008.

The Company’s corporate objectives for 2008, particularly the specific financial targets for net income, asset growth, return on average equity and return on average assets, which the Company used for purposes of determining its 2008 incentive compensation for its executive officers, were set at levels that the Board of Directors intended to be challenging, and which provided an incentive for executive officers to meet corporate objectives, including increasing net income, return on average equity, return on average assets and growing assets. However, corporate objectives were (and are) also intended to be attainable if the Company has what is considered to be a successful year. The Board of Directors believes that a senior management team that is providing strong performance should be able to achieve corporate objectives in most but not necessarily all years.

In 2008, the Company fell short of reaching its threshold net income, return on average assets and return on equity. Therefore, none of our named executive officers were awarded any amount under the Annual Incentive Plan based on those performance measures. The Company, though, exceeded its “stretch” expectation for asset growth by ending 2008 with assets of $1,654,232,000. Therefore, each of our named executive officers, other than our chief banking officer, received an award under the Annual Incentive Plan based on the Company exceeding its goal for asset growth. Additionally, our chief financial officer and chief credit officer received an award under the Annual Incentive Plan for exceeding the target goal for their individual functional objectives. Our chief banking officer received an award under the Annual Incentive Plan for exceeding the stretch goal of loan growth, the threshold for core deposit growth and the target goal for non-interest income. The chief banking officer’s award under the Annual Incentive Plan also was based on the Company exceeding its threshold goal for non-interest expense, which was calculated excluding the Company’s one-time goodwill impairment charge. The award for each of our named executive officers under the Annual Incentive Plan is included in the table below.

The Committee also wanted to recognize exceptional performance by our chief executive officer, who maintained safe-and-sound banking practices in a very difficult business environment. The Committee exercised its discretion to approve a cash bonus of $15,600 to the chief executive officer for his contributions for the year ended December 31, 2008.

Name	Target Award as % of Salary	Target Dollar Value	Actual Annual Incentive Award Earned	Other Bonuses Paid	Actual Award as % of Salary

B. Grant Yarber	40%	$136,000	$54,561	$15,600	20%

Michael R. Moore	30%	$55,500	$31,450	–	17%

David C. Morgan	30%	$62,400	$34,850	–	17%

Mark J. Redmond	30%	$55,500	$30,600	–	17%

Equity Awards under the Equity Incentive Plan

Equity compensation is intended to enhance the long-term proprietary interest in the Company on the part of the employee and others who can contribute to the Company’s overall success, and to increase the value of the Company to its shareholders. Under the Capital Bank Corporation Equity Incentive Plan (the “Equity Incentive Plan”), the Board of Directors or the Committee has the authority to grant stock options and restricted stock to any employee, director or local advisory board member of the Company. Equity award levels are generally determined based on market data and vary among participants based on their positions within the Company. From time to time, the Committee may grant an additional award to one or more employees based on special circumstances.

The Company awards equity grants without regard to any scheduled or anticipated release of material information. The Company does not accelerate or delay equity grants in response to material information, nor does it delay the disclosure of information due to plans to make equity grants.

For 2008, the Committee made a single stock option grant to each of the named executive officers (see below under “Stock Option Grants”). Such grants were determined by the Committee at its December 18, 2008 meeting and are reflected in the “Summary Compensation Table” under the “Option Awards” column and in the “Grants of Plan-Based Awards” table. The Committee chose to make equity awards to the named executive officers in the form of stock options, rather than restricted stock awards, because, in light of current economic conditions, it believed that stock options would be more effective at motivating the named executive officers to achieve long-term shareholder return and would better align the interests of the named executive officers with the shareholders. The Committee determines, on a grant-by-grant basis, whether to award restricted stock or stock options, or a combination thereof.

Neither the Board of Directors nor the Committee sets any performance levels (threshold, target, maximum or otherwise) for equity awards, and all equity awards under the Equity Incentive Plan are made completely at the discretion of the Board of Directors or the Committee.

Stock Option Grants. Stock options, because they have the potential to grow in value over time, are used to reward employees, directors or local advisory board members, for performance that maximizes long-term shareholder value. Stock options can also be awarded upon hiring employees to fill certain senior positions in the Company. The sizes of those awards are determined based on factors such as the position to be occupied by the new employee and the competitive situation.

Incentive stock options, or ISOs, may be granted only to employees of the Company. Nonqualified stock options, or NSOs, may be granted to employees, directors and local advisory board members of the Company. The exercise price of ISOs may not be less than 100% (110% in the case of a 10% shareholder) of the fair market value of the shares on the date of grant. The exercise price of NSOs is determined by the Committee at the time of grant. The fair market value of the shares (determined on the date of grant) as to which ISOs held by an optionee first become exercisable in a calendar year may not exceed $100,000. The term of an ISO may not be more than ten years (five years in the case of a 10% shareholder). ISOs must be exercised within three months after the employment of the optionee terminates (12 months in the case of death or disability). NSOs must be exercised within the period set forth in the option agreement after the employment or director relationship of the optionee terminates, but in all cases before the expiration of the term of the NSO.

Historically, options are awarded with exercise prices equal to the closing price of the Company’s Common Stock on the date of grant. The Committee has not granted options with an exercise price that is less than the closing price of the Company’s Common Stock on the grant date, nor has it granted options priced on a date other than the grant date. Options granted generally vest at a rate of 20% per year over the first five years of the ten-year option term. Vesting ceases upon termination and options must be exercised within 90 days of termination of employment. There were 273,783 vested outstanding options, and 103,300 nonvested options as of December 31, 2008.

In years prior to 2006, the process of determining the amount of stock option grants was based on criteria similar to that used in the determination of adjustments to cash compensation, although success in achieving performance goals was weighed more heavily in determining stock option grants. On December 18, 2008, in an effort to retain and motivate key executives, the Company granted each of the named executive officers 15,000 stock options at an exercise price of $6.00 per share. One-fifth (1/5) of each grant will vest on each of the first, second, third, fourth and fifth anniversaries of the December 18, 2008 grant date. Vesting ends upon termination of employment, and all unvested stock options are forfeited; however, vesting accelerates upon death or termination of employment due to disability, or upon a change in control.

Restricted Stock Awards. Grants of stock or rights to purchase stock are determined by the Committee in its discretion. The Committee determines the purchase price (if any) of the shares subject to stock awards, and the vesting and other terms of stock awards. Restricted stock awards have value as restrictions lapse and are generally used to reward certain of the Company’s employees for performance that maximizes long-term shareholder value.

There were no restricted stock awards to named executive officers in 2008.

Stock Ownership and Retention Guidelines. While the Company believes that its employees and executive officers should hold stock in the Company to better align their interests with those of our shareholders, the Company does not currently have any stock ownership or retention guidelines for its executive officers or employees.

Other Compensation Programs and Practices

Retirement Plans and Other Benefit Plans

401(k) Plan. The Capital Bank 401(k) Retirement Plan (the “401(k) Plan”) is a tax-qualified retirement savings plan pursuant to which all employees, including the named executive officers, are able to contribute up to 25% of their annual salary or the limit prescribed by the Internal Revenue Service on a before-tax basis. The Company will match 100% of the first 6% of pay that is contributed to the 401(k) Plan to encourage employees to save money for their retirement. Matching contributions vest over a five year period with 20% vesting after two years of service, an additional 20% after each of the third and fourth years of service and the remaining 40% after the fifth year of service. This plan, and the Company’s contributions to it, enhance the range of benefits offered to executives and enhance the Company’s ability to attract and retain employees.

Supplemental Executive Retirement Plan. Each of the named executive officers participates in the Capital Bank Defined Benefit Supplemental Executive Retirement Plan (the “Supplemental Executive Plan”). The Supplemental Executive Plan was adopted on May 24, 2005 to offer supplemental retirement benefits to key decision-making members of the senior management team employed by the Company at that time, whose deferral opportunities under the Capital Bank 401(k) Plan are capped, and to encourage long-term retention of plan participants. The Company pays the entire cost of benefits under the Supplemental Executive Plan, which are in addition to the defined contribution type plans (e.g., the 401(k) Plan) that encourage participants to set aside part of their current earnings to provide for their retirement. The amount payable under the Supplemental Executive Plan to each named executive officer is determined by the plan’s benefit formula, which is more fully described below in the section entitled “Supplemental Executive Plan.”

Perquisites and Other Personal Benefits

Perquisites and other personal benefits represent a small part of the Company’s overall compensation package, and are offered only after consideration of business need. The Company provides executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions.

Personal benefits offered to executives serve a different purpose than do the other elements of executive compensation. In general, they are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death. Personal benefits offered to executives are largely those that are offered to the general employee population, with some variation primarily to promote tax efficiency. The named executive officers also receive automobile allowances and club memberships paid by the Company, as well as certain opportunities to travel on Company business using the Company’s leased aircraft. The Company also sponsors memberships in golf or social clubs for certain senior executives who have responsibility for the entertainment of current and prospective clients.

Executive Employment Agreements

Due to the highly competitive market for executive talent in the community banking sector, the Company has entered into employment agreements with all of the named executive officers, including our chief executive officer. The terms of these arrangements were established through arms-length negotiations with each executive. The Company generally offers these arrangements to attract key talent from outside the Company by providing a fixed level of severance income and other benefits in the case of employment termination for various reasons.

The Company believes that it benefits from these arrangements by not having to negotiate separation terms on an ad hoc basis. In turn, the Company receives various competitive protections in the form of restrictive covenants (noncompete, nonsolicitation and nondisclosure provisions). These arrangements also assure the continuity of senior leadership in the event of a change in control, which is believed to be critical to ensuring an objective analysis of such a situation.

The employment agreements for the named executive officers except Mr. Yarber’s are for a term of one year, renewable automatically for additional one-year periods, unless notice of termination is provided by either party at least thirty (30) days prior to the end of any renewal term. Mr. Yarber’s agreement continues until terminated in accordance with the terms thereof. The employment agreements provide named executive officers a base annual salary, which may be reviewed and adjusted at the discretion of Capital Bank in accordance with Capital Bank’s policies, procedures and practices as they may exist from time to time. Mr. Yarber’s employment agreement was amended in 2008 to ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) and also to increase his salary to $350,000 effective January 1, 2008. Mr. Redmond’s employment agreement also was amended in 2008 to ensure compliance with Section 409A of the Internal Revenue Code and to increase his salary to $185,000 effective February 1, 2008. Mr. Morgan’s salary was increased to $208,000 effective February 1, 2008. Mr. Moore’s salary was set at $185,000 effective December 3, 2007 and was not changed during 2008. Pursuant to the terms of the agreements, the named executive officers are eligible for performance bonuses and other benefits available to executives of the Company. Finally, each named executive officer has agreed to standard nondisclosure provisions, and Mr. Moore, Mr. Redmond and Mr. Morgan have also agreed to standard noncompete and nonsolicitation provisions.

Under the terms of these employment agreements, the named executive officers are entitled to severance benefits upon the occurrence of specified events including upon termination or a change in control of the Company. For a detailed description of such benefits, see “Potential Payments upon Termination or Change in Control.”

Change in Control Arrangements

Each employment agreement discussed above contains change in control severance provisions that are designed to promote stability and continuation of senior management. The Company has included change in control provisions in the named executive officers’ employment agreements because the banking industry has been consolidating for a number of years, and the Company does not want its executives distracted by a rumored or actual change in control. Further, if a change in control should occur, the Company desires that its executives be focused on the business of the organization and the interests of shareholders. In addition, the Company believes it is important that its executives are able to react neutrally to a potential change in control and not be influenced by personal financial concerns. The Committee believes that the change in control provisions included in the named executive officers’ employment agreements are consistent with market practice and assist the Company in retaining its executive talent.

The Committee believes that change in control provisions should compensate executives who are displaced by a change in control and not serve as an incentive to increase an executive’s personal wealth. Therefore, the employment agreements require that there be both a change in control and an involuntary termination without “cause” or a voluntary termination for “good reason,” which is often referred to as a “double-trigger.” The double-trigger ensures that the Company will become obligated to make payments under the change in control provisions of the employment agreements only if the executive’s employment actually terminates as a result of the change in control. The Company has set the level of benefits (either 1, 2 or 2.99 times salary and bonus depending on when the named executive officer is terminated after a change in control) to remain competitive with the banking industry as a whole and specifically with the independent banks that operate within Capital Bank’s regions.

Additional information regarding the applicable payments under such agreements for the named executive officers is provided under the heading “Potential Payments upon Termination or Change in Control” below.

Participation in the Treasury’s CPP

On December 12, 2008, as part of the CPP, the Company sold 41,279,000 shares of preferred stock to the Treasury and issued a ten-year warrant to the Treasury to purchase up to 749,619 shares of the Company’s Common Stock at an exercise price of $8.26 per share, for an aggregate purchase price of $41,279,000. Many of the restrictions placed on us by our participation in the CPP apply to what the Treasury refers to as our Senior Executive Officers, which we will refer to in this section as the “SEOs.” The SEOs are the same as our named executive officers.

Effects of EESA

The purchase agreement between the Company and the Treasury subjects us to certain executive compensation restrictions included in EESA. Those restrictions include:

•
Review of Arrangements to Ensure No Unnecessary or Excessive Risks:  EESA prohibits the Company from providing incentive compensation arrangements that encourage its senior executive officers to take unnecessary and excessive risks that threaten the value of the Company. The Committee is required by the Treasury to review senior executive officer compensation arrangements with the Company’s senior risk officers to ensure that the SEOs are not encouraged to take unnecessary and excessive risks. The Committee must also meet at least annually with the senior risk officers to discuss and review the relationship between the Company’s risk management policies and practices and the SEOs’ incentive compensation.

•
Binding SEO Agreements:  Before the Treasury would enter into the purchase agreement for the preferred stock and warrants, each SEO was required to execute an agreement to reduce his compensation and other benefits to the extent necessary to comply with EESA requirements and to sign an agreement to waive claims against the Treasury or the Company resulting from changes to his compensation or benefits.

•
Limit on Golden Parachutes:  EESA limits the amounts that can be paid under change in control and other similar agreements that provide payments upon termination of service and amended Section 280G of the Internal Revenue Code.

•
Limit on Tax Deductions:  EESA also amended the Internal Revenue Code by adding new Section 162(m)(5), which imposes a $500,000 deduction limit for SEO compensation and does not exclude a “performance-based compensation” exception.

Effects of ARRA

Among other things, ARRA significantly expanded and changed Section 111 of EESA, which is summarized above. The additional restrictions imposed by ARRA include:

•
Prohibition on Cash Bonuses and Similar Payments:  ARRA prohibits the accrual and payment of any “bonus, retention award, or incentive compensation” to the five most highly-compensated employees. There is an exception to this prohibition for any bonus payment required to be paid pursuant to a written employment contract executed before February 11, 2009.

•
Bonus in the Form of Long-Term Restricted Stock:  “Long-term” restricted stock is excluded from ARRA’s bonus prohibition to the extent that the long-term restricted stock (i) does not fully vest until after all CPP-related obligations have been satisfied; (ii) is limited in value to no greater than 1/3 of the total amount of annual compensation of the employee receiving the restricted stock award; and (iii) is subject to other possible restrictions that the Treasury may impose.

•
Treasury Review of Prior Bonuses and Payments:  ARRA directs the Treasury to review bonuses, retention awards, and other compensation paid to the SEOs and the next 20 most highly-compensated employees of the Company, even though the Company received CPP assistance prior to the enactment of ARRA.

•	Stricter Restrictions on Golden Parachutes: ARRA prohibits any golden parachute payment to the SEOs and the next five most highly compensated employees of the Company.

•
Payment Recovery Requirements:  EESA initially required the Company to recover any bonus or other incentive payment paid to an SEO on the basis of earnings, gains or other criteria that were later found to be materially inaccurate. ARRA extends this recovery requirement to the SEOs and the next 20 most highly-compensated employees.

•
Prohibition on Compensation Plan that Encourage Earnings Manipulation:  ARRA prohibits implementing any compensation plan that would encourage manipulation of the reported earnings of the Company to enhance the compensation of any employee.

•
Luxury Expenditures:  ARRA requires the Company to implement a company-wide policy regarding excessive or luxury expenditures, including excessive expenditures on entertainment or events, office and facility renovations, aviation or other transportation services.

ARRA requires both the Treasury and the SEC to issue rules to implement these new executive compensation restrictions. As of April 1, 2009, neither the Treasury nor the SEC had issued these rules. The Committee will continue to assess how and when the Company should respond to these limitations to ensure that the compensation of our executive officers fulfills its objectives and philosophy.

Review of Compensation Arrangements to Ensure No Unnecessary or Excessive Risks

Section 111(b)(2)(A) of EESA required the Committee to review the SEOs’ compensation arrangements with the Company’s senior risk officer within 90 days of EESA’s adoption to ensure that the SEOs’ compensation arrangements do not encourage the SEOs to take unnecessary and excessive risks that threaten the Company’s value. The Company designated Michael R. Moore, our executive vice president and chief financial officer, as our senior risk officer for the purposes of this review. Mr. Moore and the Committee also received input and assistance in the review from Silverton Bank, the Company’s independent compensation consultant. The Committee met with Mr. Moore on March 2, 2009 to conduct its review and determined that no revisions to the Company’s incentive compensation arrangements were necessary at that time. The certification required by the Committee in connection with such review is set forth under “Compensation/Human Resources Committee Report” below.

Additionally, ARRA amended Section 111(b)(2)(A) of EESA to require that the Committee meet with the Company’s senior risk officer at least semi-annually to discuss and review the relationship between the Company’s risk management policies and practices and the SEOs’ incentive compensation arrangements. The Committee, as required, will certify that is has completed such review as provided in EESA.

Payment Recovery

Section 111(b)(2)(B) of EESA requires the Company to recover any bonus or incentive compensation paid to an SEO based on statements of earnings, gains or other criteria that are later proven to be materially inaccurate. On December 5, 2008, the Company entered into an agreement with each SEO that provides for a “clawback” of any bonus or incentive compensation paid to such SEO while the Treasury holds a debt or equity position in the Company that was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

ARRA amended Section 111(b)(2)(B) of EESA to require the Company to recover any bonus or incentive compensation paid to the SEOs and the next 20 most highly-compensated employees of the Company. At this time, the Treasury and SEC have yet to enact rules implementing this portion of ARRA. The Company does not currently have an agreement, other than with the SEOs, that provides for a “clawback” of bonuses paid to employees. The Board of Directors and the Committee will continue to monitor developments to ensure that the Company complies with its obligations as a recipient of CPP funds.

Tax Deductibility of Compensation

There are various provisions of the Internal Revenue Code which are considered by the Committee.

Section 162(m)

While the Company does not have a formal policy, it has been and continues to be the Committee’s intent that all incentive payments be deductible unless maintaining such deductibility would undermine the Company’s ability to meet its primary compensation objectives or is otherwise not in the Company’s best interest. At this time, essentially all compensation paid to the named executive officers is deductible under Section 162(m) of the Internal Revenue Code.

Section 162(m) of the Internal Revenue Code, provides that compensation in excess of $1 million paid for any year to a corporation’s chief executive officer and the four other highest paid executive officers at the end of such year, which executives are referred to herein as covered employees, will not be deductible for federal income tax purposes unless: (i) the compensation qualifies as “performance-based compensation,” and (ii) our shareholders are advised of, and approved, the material terms of the performance goals under which such compensation is paid and, under certain conditions, such shareholders have reapproved the material terms of the performance goals within the last five years.

Any Company that participates in the CPP is subject to new Internal Revenue Code Section 162(m)(5), which reduces the $1 million deduction limit to $500,000 during the period that the Treasury holds a debt or equity interest in our Company. This section applies to compensation paid to certain “covered executives,” which are our chief executive officer, chief financial officer and the three other most highly compensated officers. There is no exception to this prohibition for “performance-based compensation.”

Some elements of Mr. Yarber’s compensation attributable to services performed in 2008 but for which payment and deduction will be deferred to a future year may be limited with respect to deductibility by the Company in future years due to the lower threshold imposed by EESA.

Section 280G

The Company also takes into account the tax effects of various forms of compensation and the potential for excise taxes to be imposed on its executive officers that might have the effect of frustrating the purpose(s) of such compensation. The change in control provisions contained in the employment agreements for Mr. Moore, Mr. Redmond and Mr. Morgan provide that to the extent any of the payments and benefits provided for under such employment agreement or otherwise payable to Mr. Moore, Mr. Redmond and Mr. Morgan, respectively, constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the Company will reduce the aggregate amount of such payments and benefits such that the present value thereof (as determined under the Internal Revenue Code and the applicable regulations) is equal to 2.99 times such named executive officer’s “base amount” as defined in Section 280G(b)(3) of the Internal Revenue Code. Internal Revenue Code Section 4999 imposes a 20% nondeductible excise tax on the recipient of an “excess parachute payment,” and Internal Revenue Code Section 280G disallows the tax deduction to the payor of any amount of an excess parachute payment that is contingent on a change in control.

A payment as a result of a change in control must be equal to or exceed three times the executive’s base amount in order to be considered an excess parachute payment, and then the excise tax is imposed on the parachute payments that exceed the executive’s base amount. The intent of the reduction in the aggregate amount of the payments due Mr. Moore, Mr. Redmond and Mr. Morgan under their respective change in control provisions of their employment agreements is to avoid loss of tax deduction by the Company on amounts over and above the “base amount” and to avoid subjecting the executive to excise tax under Section 4999 of the Internal Revenue Code. Mr. Yarber’s change in control provisions were amended in 2006 to remove similar Section 280G “cap” provisions. As a result, to the extent any of the payments and benefits provided to Mr. Yarber under such employment agreement or otherwise payable to Mr. Yarber constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code, such payments and benefits will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code and will limit the Company’s corresponding tax deduction to the “base amount.” The Committee believes such arrangement is consistent with market practice for similarly situated chief executive officers and is a valuable retention incentive.

New ARRA executive compensation restrictions on parachute payments to SEOs and the next five highest paid employees may further reduce or eliminate the application of excise taxes upon SEOs under Code Section 4999 and the lack of deductibility for the Company under Code Section 280G following a change in control of the Company. For a brief summary of the potential EESA and ARRA restrictions on parachute payments see “Potential Payments upon Termination or Change in Control” below.

Compensation/Human Resources Committee Report

The Committee has reviewed and discussed the foregoing CD&A with management as required by Item 402(b) of Regulation S-K, and, based on such review and discussion, the Committee recommended to the Board of Directors that the CD&A be included in the Company’s Proxy Statement on Schedule 14A for filing with the Securities and Exchange Commission.

The Committee also certifies that it has reviewed the senior executive officers’ incentive compensation arrangements with our senior risk officer and has made reasonable efforts to ensure that such arrangements do not encourage the senior executive officers to take unnecessary and excessive risks that threaten the value of the Company.

This report is submitted by the members of the Committee:

Leopold I. Cohen, Chairman	O. A. Keller, III
Charles F. Atkins	Don W. Perry
John F. Grimes, III	Carl H. Ricker, Jr.
Robert L. Jones

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the named executive officers for the year ended December 31, 2008.

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (3)(4)	Non-Equity Incentive Plan Compensation (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (6)	All Other Compensation (7)	Total

B. Grant Yarber President and Chief Executive Officer	2008 2007 2006	$350,265 340,000 340,000	$15,600 – –	$20,880 3,060 –	$79 – –	$54,561 – 123,760	$124,089 134,510 93,490	$18,337 20,062 37,981	$583,811 497,632 595,231

Michael R. Moore (8) Executive Vice President and Chief Financial Officer	2008 2007	185,000 15,417	– –	– –	79 –	31,450 –	41,591 –	58,006 5,388	316,126 20,805

David C. Morgan Executive Vice President and Chief Banking Officer	2008 2007	207,510 176,667	– 27,000	13,920 2,040	79 –	34,850 –	33,819 22,077	27,080 21,124	317,258 248,908

Mark J. Redmond Executive Vice President and Chief Credit Officer	2008 2007 2006	183,510 163,750 150,000	– 27,000 –	13,920 2,040 –	79 – –	30,600 – 41,850	11,946 23,086 7,195	22,357 20,749 38,294	262,412 236,625 237,329

(1)	For more detailed information on the Committee’s process and philosophy in setting base salary, please refer to the section entitled “Base Salary” in the Compensation Discussion and Analysis.

(2)	Amounts include discretionary payments made to named executive officers under the Annual Incentive Plan.

(3)
Amounts listed in the “Stock Awards” column and the “Option Awards” column do not reflect compensation actually received by the named executive officer. Instead, such amounts represent the amount of compensation cost recognized in each fiscal year in accordance with the Statement of Financial Accounting Standards No. 123, as revised, “Share-Based Payment” (“FAS 123R”) disregarding any adjustments for forfeiture assumptions. For a further discussion of these awards, see Note 16 to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2008.

(4)
On December 18, 2008, each of our named executive officers received a grant of 15,000 stock options at an exercise price of $6.00 per share, which was the closing price of our Common Stock that day. One-fifth (1/5) of the grants vests on the first, second, third, fourth and fifth anniversaries of the December 18, 2008 grant date, and the options have ten-year terms.

(5)
See “Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Incentive Plan” for a further discussion of the Annual Incentive Plan and underlying performance measures that resulted in these awards.

(6)
The amounts reflect the increase in the present value of the named executive officer’s benefits under the Supplemental Executive Plan using assumptions consistent with those used in the Company’s financial statements and include amounts, which the named executive officer is not currently entitled to receive because such amounts are not fully vested.

(7)
The Company provides the named executive officers with certain group life, health, medical and other noncash benefits generally available to all salaried employees that are not included in this column pursuant to SEC rules. The amounts shown in this column consist of (i) matching contributions by the Company under the Capital Bank 401(k) Retirement Plan; (ii) automobile allowances to certain executive officers; (iii) amounts for the personal portion of club dues; (iv) relocation expenses paid on behalf of Mr. Moore of $46,442; and (v) personal use of the Company’s leased aircraft by Mr. Yarber and Mr. Redmond (2006 amounts only). The incremental cost of the personal use of the corporate aircraft was determined on a per flight basis based on the Standard Industry Fare Level rate prescribed by the Internal Revenue Code and/or the direct costs of charter flights. Each of the foregoing amounts does not exceed the greater of $25,000 or 10% of the total perquisites for the named executive officer.

(8)	Mr. Moore became Executive Vice President and Chief Financial Officer in December 2007.

All Other Compensation

The following table sets forth each component of the “All Other Compensation” column of the Summary Compensation Table for 2008:

Name	Matching Contributions to Company 401(k)	Automobile Allowance (1)	Club Membership Fees	Relocation Expenses (2)	Total

B. Grant Yarber	$14,426	$1,446	$2,465	$–	$18,337

Michael R. Moore	11,100	–	464	46,442	58,006

David C. Morgan	11,920	10,800	4,360	–	27,080

Mark J. Redmond	11,000	10,800	557	–	22,357

(1)	Represents a fixed automobile allowance payment by the Company pursuant to the Employment Agreement with each of Mr. Yarber, Mr. Morgan and Mr. Redmond.

(2)	Taxable relocation expenses are grossed up.

Grants in Last Fiscal Year

Options were granted to the named executive officers in the year ended December 31, 2008, which vest in equal annual installments over five years from the date of grant and have a term of ten years.

Grants of Plan-Based Awards (2008)

Name	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options (2)	Exercise or Base Price of Option Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum

B. Grant Yarber	12/18/08	$68,000	$136,000	$272,000	–	–	–	–	15,000	$6.00

Michael R. Moore	12/18/08	27,750	55,500	111,000	–	–	–	–	15,000	6.00

David C. Morgan	12/18/08	31,200	62,400	124,800	–	–	–	–	15,000	6.00

Mark J. Redmond	12/18/08	27,750	55,500	111,000	–	–	–	–	15,000	6.00

(1)
Non-equity incentive plan award amounts represent the threshold, target and maximum amounts payable under the Company’s Annual Incentive Plan for 2008. The plan uses the performance measures disclosed under Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Incentive Plan” above. Additionally, the Committee used its discretionary power under the Annual Incentive Plan to award certain amounts to our chief executive officer. The actual amounts paid to the named executive officers for 2008 are disclosed in the “Bonus” column and the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.” For additional information regarding the Annual Incentive Plan, see “Compensation Discussion and Analysis” above.

(2)	The fair value of stock options granted to Mr. Yarber, Mr. Moore, Mr. Redmond and Mr. Morgan during fiscal year 2008 in accordance with FAS 123R is $495,600.

Outstanding Equity Incentive Plan Awards at Fiscal Year End

The following table provides information on all Equity Incentive Plan awards (if any) held by the named executive officers as of December 31, 2008. All outstanding stock option awards were subject to service-based vesting and are for stock options exercisable into shares of the Company’s Common Stock.

Outstanding Equity Awards at Fiscal Year End (2008)

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (1)	Number of Securities Underlying Unexercised Options Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (2)	Market Value of Shares or Units of Stock that Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested

B. Grant Yarber	10,000		–	$15.27	9/15/13	6,000	$36,840	–	$–
	10,000		–	15.80	12/12/13			–	–
	10,000		–	18.18	12/16/14			–	–
		15,000	–	6.00	12/18/18			–	–

Michael R. Moore	1,600	6,400	–	13.20	12/03/17	–	–	–	–
		15,000	–	6.00	12/18/18			–	–

David C. Morgan	5,000		–	15.80	12/12/13	4,000	24,560	–	–
	3,500		–	18.18	12/16/14			–	–
		15,000	–	6.00	12/18/18			–	–

Mark J. Redmond	5,000		–	17.31	5/03/15	4,000	24,560	–	–
		15,000	–	6.00	12/18/18			–	–

(1)
The options listed were granted under the Equity Incentive Plan. Each option expires on the earlier of the expiration date shown or 90 days after termination of the recipient’s employment. Options may be exercised to purchase vested shares only. Upon termination of employment, options are forfeited with respect to any shares not then vested.

(2)
One-third (1/3) of each restricted stock award vests on each of the first, second and third anniversaries of the December 20, 2007 grant date. Vesting ends upon termination of employment, at which time all unvested shares of restricted stock are forfeited; however, vesting accelerates upon death or termination of employment due to disability or a change in control.

(3)
The market value of unvested shares granted to the named executive officers during 2007 is calculated by multiplying the total number of unvested shares granted by the closing price of $6.14 of the Company’s Common Stock as of December 31, 2008.

Options Exercises and Stock Vested

None of the Company’s named executive officers exercised any stock options during the year ended December 31, 2008. One-third (1/3) of restricted stock awards granted on December 20, 2007 to Mr. Yarber, Mr. Redmond and Mr. Morgan vested on December 20, 2008. The closing price of our Common Stock on the Nasdaq Global Select Market was $6.00 on December 19, 2008, which was the last trading day prior to vesting.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting

B. Grant Yarber	–	$–	3,000	$18,000

Michael R. Moore	–	–	–	–

David C. Morgan	–	–	2,000	12,000

Mark J. Redmond	–	–	2,000	12,000

Supplemental Executive Plan

Under the Supplemental Executive Plan, participants will receive a supplemental retirement benefit equal to a targeted percentage of the participant’s average annual salary during the last three years of employment less certain amounts the Company contributes towards the participant’s retirement, including Company paid matching contributions to the Capital Bank 401(k) Plan and 50% of the participant’s projected social security benefit. Should the Company adopt other qualified ERISA retirement plans, those additional future benefits would also reduce the benefits under the Supplemental Executive Plan. Benefits under the Supplemental Executive Plan will vest over an eight-year period with the first 20% vesting after four years of service and 20% vesting annually each year thereafter. The Company’s Board of Directors or an appropriate committee of the board may grant credit for years of service prior to the effective date of the Supplemental Executive Plan.

Retirement benefits under the Supplemental Executive Plan will be paid annually for a number of years equal to the executive’s years of service with the Company, up to a maximum of 17 years. However, in the event of a change in control (as defined in the Supplemental Executive Plan) or in the event of a participant’s death while employed by the Company, a participant will instead receive a lump sum payment in an amount equal to the present value of the total annual retirement benefits payable under the Supplemental Executive Plan had the participant retired with 17 years of service on the date of such event. In the event of a participant’s disability (as defined in the Supplemental Executive Plan), the participant’s benefits will be paid based on the total years of service earned under the Supplemental Executive Plan through the date of disability.

As of December 31, 2008, Mr. Yarber and Mr. Morgan have accrued five years of service, Mr. Redmond has accrued four years of service and Mr. Moore has accrued one year of service. Thus, Mr. Yarber and Mr. Morgan are 40% vested in their accrued benefits under the Supplemental Executive Plan. Mr. Redmond is 20% vested in his accrued benefits under the Supplemental Executive Plan. Mr. Moore is not yet vested in any accrued benefits under the Supplemental Executive Plan.

The Supplemental Executive Plan contains an early retirement provision, which permits a reduced benefit to a participant who terminates employment prior to attaining age 58. In such instances, the benefit would be reduced by a factor equal to 2% times the difference between 58 and the participant’s age at the date of termination. For example, if a participant retires at age 40, the annual benefit would be reduced by 36%, since 58 minus 40 times 2% equals 36%. However, this early retirement provision requires affirmative election by a participant within the first 30 days of participation. None of our named executive officers made such election within the first 30 days of their participation in the Supplemental Executive Plan, and as a result, none has the right to early retirement benefits.

The following table shows the present value of benefits payable to named executive officers, including the number of years of service credited to each such named executive officer under the Supplemental Executive Plan, determined using assumptions consistent with those in the Company’s financial statements. The present value is based on the estimated future payments due after attaining normal retirement age without regard to death, disability, early retirement or a change in control.

Pension Benefits (2008)

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit (1)	Payments during Last Fiscal Year

B. Grant Yarber (2)	Supplemental Executive Plan	5	$419,737	$–

Michael R. Moore	Supplemental Executive Plan	1	41,591	–

David C. Morgan (2)	Supplemental Executive Plan	5	92,497	–

Mark J. Redmond	Supplemental Executive Plan	4	48,321	–

(1)	Includes amounts, which the named executive officer is not currently entitled to receive because such amounts are not fully vested.

(2)
As permitted by the terms of the Supplemental Executive Plan, the Company’s Board of Directors has credited Mr. Yarber with one additional year of service for past service as the Company’s chief executive officer. Mr. Morgan participated in the Supplemental Executive Retirement Plan as the Regional President for the Triangle Region.

Potential Payments upon Termination or Change in Control

The table below sets forth the amount of compensation to each of the named executive officers of the Company in the event of voluntary termination for good reason, involuntary not-for-cause termination, termination following a change in control, termination due to death, and termination due to disability. The amounts assume such termination was effective December 31, 2008 and thus include amounts earned through such time and are estimates of the amounts that would be paid out to the executives upon termination.

Severance and Change in Control Arrangements. The Company has entered into employment agreements with the named executive officers, which are intended to ensure the continuity of executive leadership, clarify the roles and responsibilities of executives, and to make explicit the terms and conditions of executive employment. These employment agreements contain severance provisions, including in connection with a change in control of the Company. For a brief summary of these agreements, see “Executive Employment Agreements” above.

Other than in the event of a change in control of the Company, if the named executive officers are terminated without cause, or the named executive officers terminate their agreement for good reason, such officer would be entitled to:

•
a gross amount equal to his or her then current base salary plus the amount of annual incentive award paid to the employee, if any, in the prior annual performance bonus year, payable in substantially equal amounts over the twelve-month period following such termination, except for Mr. Yarber, who is entitled to payments for a period up to twenty-four months if Mr. Yarber has not obtained new employment at a comparable compensation package; and

•
the continued participation in all (or comparable substitute coverage for) life insurance, retirement, health, accidental death and dismemberment, disability plans and other benefit programs and other services paid by Capital Bank, in which the executive participated in immediately prior to termination for a minimum of one year for all named executive officers, except Mr. Yarber, who is entitled to continued participation for a maximum of two years if Mr. Yarber has not obtained new employment at a comparable compensation package.

The Company may terminate the named executive officers’ employment for cause, in which event the Company would be required to pay only their accrued compensation due at termination.

In the event of termination due to death or disability, Mr. Yarber is entitled to receive a gross amount equal to his then current base salary plus the amount of annual incentive award paid, if any, in the prior annual performance bonus year, payable in a lump sum following the date of death or disability.

The employment agreements include change in control severance provisions that require that there be both a change in control and an involuntary termination without “cause” or a voluntary termination for “good reason” prior to triggering any payment obligation.

In the event of termination following a change in control, subject to execution of a standard general release of claims, the named executive officers are entitled to receive all accrued compensation and any pro rata annual performance bonus to which they are entitled and earned up to the date of termination, and severance payments and benefits. In addition, if termination occurs:

•
within twelve months after the occurrence of the change in control, the named executive officers are each entitled to a severance payment equal to 2.99 times the amount of the named executive officer’s respective current annual base salary plus the amount of annual incentive award paid to the named executive officer, if any, in the prior annual performance bonus year;

•
more then twelve months but not more than twenty-four months after the occurrence of the change in control, the named executive officers are each entitled to two times his respective current annual base salary plus the amount of annual incentive award paid to the named executive officer, if any, in the prior annual performance bonus year; and

•
more then twenty-four months but less than thirty-six months after the occurrence of the change in control, the named executive officers are each entitled to one times his respective current annual base salary plus the amount of annual incentive award paid to the named executive officer, if any, in the prior annual performance bonus year.

No payments are due the named executive officers if their employment is terminated after more than thirty-six months after the occurrence of the change in control.

Generally, pursuant to their agreements, a change in control is deemed to occur:

•	if any person acquires 50% or more of the Company’s voting securities;

•	if a majority of the directors, as of the date of their agreements, are replaced;

•
if shareholders approve a reorganization, share exchange, merger or consolidation related to the Company or Capital Bank, following which the owners of the Company’s voting securities immediately prior to the closing of such transaction do not beneficially own more than 50% of voting securities of Capital Bank; or

•
if the shareholders of Capital Bank approve a complete liquidation or dissolution of Capital Bank, or a sale or other disposition of all or substantially all of the capital stock or assets of Capital Bank.

Upon a change in control, the named executive officers are also entitled to continued participation in all life insurance, retirement, health, accidental death and dismemberment, disability plans and other benefit programs and other services paid by Capital Bank, in which he or she participated in immediately prior to termination for the time periods he or she receives severance benefits as a result of a change in control.

Supplemental Executive Plan. In the event of a change in control of the Company, Mr. Yarber, Mr. Moore, Mr. Redmond and Mr. Morgan are also entitled to lump sum payments under the Supplemental Executive Plan based on accelerated vesting and years of service credit. See above under “Supplemental Executive Plan.”

Accelerated Vesting of Stock Options and Stock Awards. In the event of a change in control of the Company, including a merger, consolidation, or reorganization of the Company, in which the owners of the voting power of the Company immediately before the transaction do not, directly or indirectly, own more than 50% of the voting power of the Company immediately following the transaction, or if the Company dissolves, liquidates, or sells substantially all of its assets, all outstanding stock options and stock awards granted under the Equity Incentive Plan, including awards granted to the Company’s named executive officers, will become fully vested. Each of Mr. Yarber, Mr. Moore, Mr. Morgan and Mr. Redmond currently hold unvested options for 15,000 shares which vest equally over a five-year period beginning in December 2009. In addition, Mr. Moore has 6,400 unvested stock options that vest equally over a four-year period beginning December 3, 2009.

Potential Limits on Payments upon Termination or Change in Control under EESA and ARRA. As previously noted, the executive compensation rules under EESA generally prohibit CPP participants from making any excess parachute payments to SEOs. In addition to the EESA limits, the new ARRA executive compensation and corporate expenditure limits impose additional restrictions on parachute payments by all current and future TARP recipients, including the Company, until the Treasury is repaid the full CPP investment amount. Specifically ARRA prohibits TARP recipients from making any payments to the SEOs and the next five most highly compensated employees upon departure for any reason other than compensation earned for services rendered or other accrued benefits. As a result, it is possible that severance payments called for under executive employment agreements (whether in conjunction with a change in control or not) may be restricted such that no severance or other payments made solely due to an officer’s departure or separation from service with the Company. Such limits, however, presumably would not restrict payments made solely due to a change in control of the Company without regard to termination of employment. ARRA directs Treasury and the SEC to issue regulations implementing the foregoing executive compensation limits. At present, there remain several questions regarding the scope of the limitations and the requirements of the ARRA. None of the regulations mandated by ARRA have been issued to date. Pending the issuance of regulations, the Board of Directors, the Committee, and management will continue to review the ARRA compensation rules and restrictions, ARRA’s impact on current and future compensation, and the effect of the law’s requirements on the Company’s competitive position. Actions required by the ARRA and consideration of competitive factors may include changes to the form and amount of executive compensation, including adjustments to base salaries, bonus awards, equity incentive compensation awards, and existing employment agreements. The amounts presented in the table below do not reflect potential restrictions imposed by ARRA.

Potential Payments upon Termination or Change in Control (2008)

On December 31, 2008	Voluntary Termination for Good Reason	Involuntary Not-for-Cause Termination	Termination Due to Change in Control		Termination Due to Death	Termination Due to Disability

B. Grant Yarber
Salary (1) (2)	$700,000	$700,000	$1,046,500		$350,000	$350,000
Bonus (2)	–	–	–		–	–
Stock options (3)	–	–	2,100		–	–
Stock awards (4)	18,420	18,420	55,260		55,260	55,260
Benefit continuation (5)	27,377	27,377	41,066		–	–
Retirement plan (6)(7)	167,895	167,895	3,082,932		3,082,932	948,985
Life insurance benefits (8)	–	–	–		1,000,000	–
Total value	$913,693	$913,693	$4,227,858	(9)	$4,488,192	$1,354,245

Michael R. Moore
Salary (1)	$185,000	185,000	$553,150		$–	$–
Bonus	–	–	–		–	–
Stock options (3)	–	–	2,100		–	–
Benefit continuation (5)	13,158	13,158	39,474		–	–
Retirement plan (6)(7)	–	–	1,862		907,137	62,537
Life insurance benefits (8)	–	–	–		390,000	–
Total value	$198,518	$198,158	$596,586,	(10)	$1,297,137	$62,537

David C. Morgan
Salary (1)	$208,000	$208,000	$495,200		$–	$–
Bonus	27,000	27,000	80,730		–	–
Stock options (3)	–	–	2,100		–	–
Stock awards (4)	12,280	12,280	36,840		36,840	36,840
Benefit continuation (5)	13,139	13,139	39,416		–	–
Retirement plan (6)(7)	36,999	36,999	–		538,136	165,649
Life insurance benefits (8)	–	–	–		457,000	–
Total value	$297,418	$297,418	$573,556	(11)	$1,031,976	$202,489

Mark J. Redmond
Salary (1)	$185,000	$185,000	$495,750		$–	$–
Bonus	27,000	27,000	–		–	–
Stock options (3)	–	–	2,100		–	–
Stock awards (4)	12,280	12,280	36,840		36,840	36,840
Benefit continuation (5)	5,293	5,293	15,879		–	–
Retirement plan (6)(7)	9,664	9,664	–		484,781	122,753
Life insurance benefits (8)	–	–	–		390,000	–
Total value	$239,237	$239,237	$550,569	(12)	$911,621	$159,593

(1)	Amounts payable in equal installments over the twelve-month (or twenty-four month) period following termination. Amounts reflect the present value of these payments.

(2)
Under the terms of Mr. Yarber’s employment agreement, in the event of voluntary termination for good reason or involuntary not-for-cause termination, if Mr. Yarber has not accepted subsequent employment at any time during the 12-month period following his termination with a total annual compensation package that, in the aggregate is substantially equal to or greater than his annual salary plus bonus at the time of his termination, he shall continue to receive his salary and bonus installment payments until the earlier of the period ending 24 months following termination or the date he accepts subsequent employment. The amounts reflected under voluntary termination for good reason and involuntary not-for-cause termination are based on Mr. Yarber receiving payments for 24 months following termination.

(3)
Assumes executives holding vested options would fully exercise all vested options that are “in the money” on December 31, 2008. Amounts reflect the spread between the exercise price of such options and the closing price of $6.14 of the Company’s Common Stock as of December 31, 2008.

(4)
In the event of an executive’s voluntary or involuntary termination, all unvested shares of restricted stock are forfeited. In the event of death or disability, or a change in control, vesting is automatically accelerated, and the amounts reflect the number of vested shares times the closing price of $6.14 of the Company’s Common Stock as of December 31, 2008.

(5)
Reflects the estimated lump sum present value of all future premiums which will be paid on the named executive officers’ behalf under the Company’s health and welfare benefit plans based on coverage and premium rates in force on December 31, 2008.

(6)
In the event of death, the estates of Mr. Yarber, Mr. Redmond and Mr. Morgan are entitled to a lump sum payment benefit in the amount equal to the present value of the total annual retirement benefit payable under the Supplemental Executive Plan had they retired with 17 years of service on the date of death.

(7)
In the event of termination due to disability on December 31, 2008, Mr. Yarber and Mr. Morgan would be entitled to five annual payments of $217,200 and $37,913, respectively, as a result of having five years of credited service in the Supplemental Executive Plan. Mr. Redmond would be entitled to four annual payments of $34,154 as a result of having four years of credited service in the Supplemental Executive Plan. Mr. Moore would be entitled to one annual payment of $63,910 as a result of having one year of credited service in the Supplemental Executive Plan. Amounts shown are the present value of these payments.

(8)	The amount reflects the estimated lump sum death benefit proceeds payable to the named executive officer’s beneficiary.

(9)
Amounts shown under termination due to change in control for Mr. Yarber do not reflect any reduction because estimated payouts exceeding the Section 280G cap limits are not limited, in accordance with Mr. Yarber’s employment agreement. However, payouts are subject to limitations imposed by the Company’s participation in the CPP and Mr. Yarber’s execution of a letter agreement with the Company on December 5, 2008. Therefore, in the event of a termination due to change in control, the amount reflected in the table would be reduced to 1,113,927 to comply with EESA’s limitation on “golden parachute” payments while the Company participates in the CPP. In addition, new executive compensation limits under ARRA may further restrict amounts paid due to severance or departure from employment.

(10)
Amounts shown under termination due to change in control for Mr. Moore reflect a reduction of $905,275 as a result of the estimated payout exceeding the Section 280G cap limits in accordance with Mr. Moore’s employment agreement. ARRA restrictions may further limit a portion of these payments.

(11)
Amounts shown under termination due to change in control for Mr. Morgan reflect a reduction of $745,587 as a result of the estimated payout exceeding the Section 280G cap limits in accordance with Mr. Morgan’s employment agreement. ARRA restrictions may further limit a portion of these payments.

(12)
Amounts shown under termination due to change in control for Mr. Redmond reflect a reduction of $622,911 as a result of the estimated payout exceeding the Section 280G cap limits in accordance with Mr. Redmond’s employment agreement. ARRA restrictions may further limit a portion of these payments.

Compensation/Human Resources Committee Interlocks and Insider Participation

For the year ended December 31, 2008, the Committee consisted of Mr. Cohen (Chairman), Mr. Atkins, Mr. Grimes, Mr. Jones, Mr. Keller III, Mr. Perry and Mr. Ricker. None of the members of the Committee are or were, during 2008 or formerly, officers or employees of the Company or Capital Bank, and none of the executive officers serve as a member of a compensation committee of any entity that has an executive officer serving as a member of the Committee. Each of the directors, directly and/or indirectly, holds Common Stock. See “Certain Transactions” below for additional information on transactions between the Company and certain of the directors.

DIRECTOR COMPENSATION

Director Fees. Directors who are also employees of the Company receive no compensation in their capacities as directors. However, outside directors receive an annual retainer fee of $10,000 ($30,000 in the case of the Chairman of the Board), as long as they attend at least 75% of the meetings of the board. Directors are also paid $750 ($2,000 in the case of the Chairman of the Board) for each board meeting they attend and $500 ($750 in the case of the Chairman of the committee, and $1,000 in the case of the Chairman of the Audit Committee) for each committee meeting the director attends.

Deferred Compensation Plan. Directors of the Company who are not also employees of the Company are eligible, pursuant to the Company’s Deferred Compensation Plan for Outside Directors (as Amended and Restated Effective November 20, 2008) (the “Directors’ Plan”), to defer receipt of any compensation paid to them for their services as a director, including retainer payments, if any, and amounts paid for attendance at meetings. Amounts deferred are credited to an account in the director’s name and converted to “stock units” quarterly on the date that they would otherwise have been paid in cash. Each stock unit is deemed to be equivalent to one share of Common Stock, and the number of stock units credited to a director’s account is determined by dividing 125% of the cash amounts credited during the quarter by the closing price of the Common Stock on the date they would otherwise have been paid in cash. Each participant’s account will similarly be credited in stock units for dividends paid on the Common Stock during the year, which amounts will be included in the cash amounts converted to stock units. A director is always 100% vested in all amounts credited to his or her account under the Directors’ Plan. Stock units credited under the Directors’ Plan do not provide any participant voting rights or any other rights or privileges enjoyed by shareholders of the Company.

During 2008, all of the Company’s directors participated in the Directors’ Plan with the exception of James A. Barnwell, Jr., Oscar A. Keller, Jr. and Richard H. Shirley.

Stock units deferred and credited to a director’s account for years beginning before January 1, 2005 automatically become payable upon the director’s death, disability or retirement as a director. Stock units deferred for years beginning on or after January 1, 2005 become payable upon the first to occur of the director’s death, disability, retirement, or the specified date the director has elected to receive a distribution under the deferral election pursuant to which the stock units were deferred. All stock units also become payable upon a change in control of the Company, as such term is defined in the Directors’ Plan. Any compensation earned in a calendar quarter and not yet converted to stock units at the time the director becomes eligible to receive benefits will be paid in cash. For the year ended December 31, 2008, the Company recognized $322,000 of expense related to the Directors’ Plan.

Supplemental Retirement Plan for Directors. In May 2005, the Company established a Supplemental Retirement Plan for Directors, which was amended and restated effective December 18, 2008 to bring it into compliance with Internal Revenue Service 409A (the “Supplemental Director Plan”) for certain of the Company’s directors who were serving as directors at that time. The Supplemental Director Plan is intended to compensate Company directors for the additional time spent on Company activities over the several years prior to 2005 without any corresponding increases in the director fees. The Supplemental Director Plan provides for a fixed annual retirement benefit to be paid to a director for a number of years equal to the director’s total years of board service, up to a maximum of ten years, with the Company and any company acquired by the Company prior to the effective date of the Supplemental Director Plan that did not have a separate director retirement plan. Assuming all current participants had ten years of service, the total maximum payment under the Supplemental Director Plan would be approximately $4.0 million. If all amounts were paid based on years of service as of the date hereof, the total payment to the current participants would be approximately $4.0 million. All current directors, except James A. Barnwell, Jr., Ernest A. Koury, Jr., James G. McClure, Jr., Richard H. Shirley and B. Grant Yarber are eligible to participate in the Supplemental Director Plan, and it is not anticipated at this time that any future directors will be permitted to participate in the Supplemental Director Plan. For the year ended December 31, 2008, the Company recognized $315,000 of expense related to the Supplemental Director Plan.

Additional retirement benefits accrue after each year of service and are payable for a maximum of ten years of service. In the event of a change in control (as defined in the Supplemental Director Plan) prior to a director’s termination of service on the board, in lieu of the annual retirement benefits described above, the director will instead receive a lump sum payment. The lump sum will be equal to the present value of the total annual retirement benefit payments due had the director retired with ten years of service on the change in control date. In the event of a director’s disability (as defined in the Supplemental Director Plan), the director’s accrued benefit will be paid to the director for the number of years equal to the director’s total years of service accrued under the Supplemental Director Plan. In the event of a director’s death prior to distribution of all benefits due under the Supplemental Director Plan, the director’s remaining benefits will be paid to the director’s designated beneficiary.

Equity Compensation. The Company granted stock options to nonemployee directors under the Equity Incentive Plan in years prior to 2006. All such awards were fully vested on the date of grant. The Company did not grant any option awards to its nonemployee directors during 2008.

Other. Each of our directors is also covered by director and officer liability insurance and is entitled to reimbursement for reasonable out-of-pocket expenses in connection with meeting attendance.

The following table provides information related to the compensation of the Company’s nonemployee directors for the year ended December 31, 2008.

Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation (2)	Total

Charles F. Atkins (3)	$–	$–	$–	$–	$41,027	$4,279	$45,306
James A. Barnwell, Jr.	26,500	–	–	–	–	–	26,500
Leopold I. Cohen (3)	–	–	–	–	39,573	52,736	92,309
John F. Grimes, III (3)	–	–	–	–	36,047	8,070	44,117
Robert L. Jones (3)	–	–	–	–	33,507	65,525	99,032
O. A. Keller, III (3)	–	–	–	–	99,161	47,162	146,323
Oscar A. Keller, Jr. (3)(4)	28,750	–	–	–	–	11,981	40,731
Ernest A Koury, Jr.		–	–	–	25,625	–	25,625
James G. McClure, Jr.	–	–	–	–	27,045	–	27,045
James D. Moser, Jr. (3)(5)	–	–	–	–	36,788	72,148	108,936
George R. Perkins, III (3)	–	–	–	–	31,869	1,670	33,539
Don W. Perry (3)	–	–	–	–	40,556	4,130	44,686
Carl H. Ricker, Jr. (3)	–	–	–	–	52,013	16,536	68,549
Richard H. Shirley	29,500	–	–	–	–	–	29,500
J. Rex Thomas (3)	–	–	–	–	35,754	9,682	45,436
Samuel J. Wornom, III (3)	–	–	–	–	38,707	17,644	53,916

(1)
Amounts represent the compensation cost recognized in 2008 in accordance with FAS 123R for fees deferred under the Directors’ Plan, which are converted to stock units quarterly using the closing price of the Common Stock on the day they would otherwise be paid in cash. For a further discussion of these awards, see Note 16 to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2008; “Deferred Compensation Plan” above; and footnote (2) under “Principal Shareholders” above, which includes a listing of the amount of stock units currently allocated to each director that participates in the Directors’ Plan.

(2)
The amounts reflect the increase in the present value of directors’ benefits under the Supplemental Director Plan using assumptions consistent with those used in the Company’s financial statements. Benefits are paid under the Supplement Director Plan based on years of credited service. All directors have ten years of credited service as of December 31, 2008, except for Mr. Moser (seven years).

(3)
Compensation does not include stock options that may be exercised. As of December 31, 2008, nonemployee directors held stock options as follows: 9,500 stock options for Mr. Atkins; 10,250 stock options for Mr. Cohen; 2,000 stock options for Mr. Grimes; 11,000 stock options for Mr. Jones; 17,800 stock options for Mr. Keller, III; 13,000 stock options for Mr. Keller, Jr.; 3,000 stock options for Mr. Moser; 9,500 stock options for Mr. Perkins; 10,000 stock options for Mr. Perry; 5,487 stock options for Mr. Ricker; 10,250 stock options for Mr. Thomas; and 12,250 stock options for Mr. Wornom.

(4)	The amount shown in “All Other Compensation” reflects the fact that Mr. Keller Jr. began receiving payment of benefits in 2007 under the Supplemental Director Plan.

(5)
The amount shown in “All Other Compensation” includes an increase of $46,329 in the present value of Mr. Moser’s benefit under the Supplemental Director Plan and an increase of $25,819 related to retirement plans of First Community Financial Corporation that were assumed by the Company.

Certain Transactions

Certain of the directors and executive officers of the Company, members of their immediate families and entities with which they are involved are customers of and borrowers from the Company. As of December 31, 2008, total loans outstanding to directors and executive officers of the Company, and their associates as a group, equaled approximately $76.1 million (representing 36.1% of the Company’s total shareholders’ equity). All outstanding loans and commitments included in such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time in comparable transactions with persons not related to the Company, and did not involve more than the normal risk of collectability or present other unfavorable features.

The Company has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers and principal shareholders of the Company, and their associates, on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. The Company generally considers credit relationships with directors and/or their affiliates to be immaterial and as not impairing the director’s independence so long as the terms of the credit relationship are similar to other comparable borrowers. The Company presumes extensions of credit that comply with Federal Reserve Board Regulation O to be consistent with director independence. In other words, the Company does not consider normal, arm’s-length credit relationships entered into in the ordinary course of business to negate a director’s independence.

Regulation O requires such loans to be made on substantially the same terms, including interest rates and collateral, and following credit underwriting procedures that are no less stringent than those prevailing at the time for comparable transactions by Capital Bank with other persons. Such loans also may not involve more than the normal risk of repayment or present other unfavorable features. Additionally, no event of default may have occurred (that is, such loans are not disclosed as nonaccrual, past due, restructured, or potential problems). The Board of Directors must review any credit to a director or his or her related interests that has become criticized in order to determine the impact that such classification has on the director’s independence.

From time to time, certain relationships or transactions may arise that would be deemed acceptable and appropriate upon full disclosure, following review and approval by the Audit Committee (in accordance with Nasdaq Marketplace Rules) to ensure there is a legitimate business reason for the transaction and that the terms of the transaction are no less favorable to the Company than could be obtained from an unrelated person. Therefore, the Board of Directors has adopted the Policy and Procedures with Respect to Related Person Transactions, which is implemented through the Audit Committee of the Board of Directors and is designed to regularly monitor the appropriateness of any significant transactions with related persons (as such term is defined by SEC rules). The policy applies to any transaction required to be disclosed under Item 404(a) of Regulation S-K in which:

•	the Company or the Bank is a participant;

•	any related person (as defined in Item 404(a) of Regulation S-K) has a direct or indirect interest; and

•	the amount involved exceeds $120,000.

The policy requires notification to the Company’s chief accounting officer, prior the consummation of any related person transaction, describing the related person’s interest in the transaction, the material facts of the transaction, the benefits to the Company of the transaction, the availability of other sources of comparable products or services, and an assessment of whether the transaction is on terms that are comparable to the terms available to an unrelated third party or employees generally. The chief accounting officer then evaluates the proposed transaction and, if he or she determines that it is a related person transaction, submits the transaction to the Audit Committee for approval. The Audit Committee considers all of the relevant facts and circumstances available to it including (if applicable) but not limited to:

•	the benefits to the Company;

•
the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer;

•	the availability of other sources for comparable products or services;

•	the terms of the transaction; and

•	the terms available to unrelated third parties or to employees generally.

No member of the Audit Committee is permitted to participate in any review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person. The Audit Committee approves only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Audit Committee determines in good faith. If the transaction has already been consummated, the Audit Committee will undergo the same analysis as it does with a proposed transaction, and if it determines that the consummated transaction is a related person transaction, it will evaluate whether the consummated related person transaction should be ratified, amended, terminated or rescinded and whether any disciplinary action is appropriate.

O. A. Keller, III, the Chairman of the Board of the Company, is the father-in-law of a lawyer at the law firm that serves as principal outside counsel to the Company. In 2008, the Company paid legal fees to such firm for services rendered in the aggregate amount of approximately $705,850.

The Company leases its South Asheville, North Carolina, office from Azalea Limited Partnership, a North Carolina limited partnership, of which Carl H. Ricker, Jr., a director of the Company, is general partner. The South Asheville facility, acquired through the merger with High Street Corporation, comprising approximately 9,000 square feet of office space, is leased at a current rate of approximately $221,000 per year with a 2% increase per year. The lease commenced September 16, 1997 and is for an initial term of 15 years, followed by three 10-year renewal options at the Company’s discretion. The Company believes that these and other terms of the lease were negotiated at arm’s length and are substantially the same to those prevailing for comparable transactions with other landlords in the marketplace.

The Company also entered into a lease in February 2004 with Mr. Ricker for its Leicester Highway branch in Asheville, North Carolina. The initial term of the lease is for 15 years followed by three 5-year renewal options at the Company’s discretion. The Leicester Highway facility is approximately 4,200 square feet, and the annual lease expense for the first five years is approximately $113,000. The annual rent increases 10% commencing with the sixth year of the lease and another 10% starting with the eleventh year of the lease. The Company believes that these and other terms of the lease were negotiated at arm’s length and are substantially the same to those prevailing for comparable transactions with other landlords in the marketplace.

The Company entered into a lease agreement in November 2005 for its new headquarters in downtown Raleigh with 333 Ventures, LLC. Grubb & Ellis|Thomas Linderman Graham, a commercial real estate brokerage and property management company, of which J. Rex Thomas, a director of the Company, is the Chairman and Chief Executive Officer, represented the Company in the lease negotiations. Grubb & Ellis|Thomas Linderman Graham will receive a commission of approximately $227,000 from 333 Ventures, LLC for the services provided. The commission was paid as follows: $113,000 in 2005, $73,000 in 2006, $21,000 in 2007 and $20,963 in 2008. Mr. Thomas received 40% of the commission paid to Grubb & Ellis|Thomas Linderman Graham as compensation.

Grubb & Ellis|Thomas Linderman Graham represented Capital Bank in subleasing unutilized office space in the downtown Raleigh headquarters at Capital Bank Plaza, 333 Fayetteville Street. Fees earned during 2008 were $29,165, of which the broker, Jake Jones, was paid 50%. From time to time the Company utilizes Grubb & Ellis|Thomas Linderman Graham to assist in subleasing unutilized space in its facilities.

Grubb & Ellis|Thomas Linderman Graham also represented Capital Bank in the sale of three of its branch buildings to Southern Financial Properties, LLC, and Rex Thomas and Jim McMillan were the brokers on the transactions. Fees paid at closing were $137,060, of which Mr. Thomas earned 25% or $34,265.

Capital Bank entered into a Real Estate Purchase Agreement with Michael R. and Viola V. Moore, pursuant to which Capital Bank purchased residential real estate located in Ohio and owned by Mr. and Mrs. Moore for a purchase price of $345,000. Mr. Moore, the seller of the real estate, is the chief financial officer of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires certain of the Company’s officers and its directors to file reports of ownership and changes in ownership with the SEC. Officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on a review of reports that were filed with the SEC, all filing requirements under Section 16(a) were complied with during 2008, except that Mr. Ricker failed to timely file one Form 4 report covering one late transaction.

AUDIT COMMITTEE REPORT

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process, including the Company’s internal control over financial reporting, and the qualifications, independence and performance of the Company’s independent registered public accounting firm. The Audit Committee has the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm.

The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are independent directors, as such term is defined by Nasdaq Marketplace Rules, including the special independence requirements applicable to audit committee members. The Audit Committee operates pursuant to an Audit Committee charter that is available on our website at www.capitalbank-nc.com or free of charge upon written request to the attention of Michael R. Moore, Capital Bank Corporation, 333 Fayetteville Street, Suite 700, Raleigh, North Carolina 27601. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles, internal controls over financial reporting and procedures designed to assure compliance with accounting standards and applicable laws and regulations, and for the report on the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for auditing the Company’s financial statements, expressing an opinion as to their conformity with generally accepted accounting principles, and providing an independent opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee the accounting and financial reporting process, and to review and discuss management’s report on the Company’s internal control over financial reporting. The members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm.

During 2008, the Audit Committee met nine times. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the Company’s internal auditor and the Company’s independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for its audits. The Audit Committee met with the internal auditor and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal control over financial reporting, including the Public Company Accounting Oversight Board’s Auditing Standard No. 5 regarding the audit of internal control over financial reporting.

The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2008 with management and the independent registered public accounting firm. The Audit Committee reviewed and discussed with management and the independent registered public accounting firm management’s report on the Company’s internal control over financial reporting and the independent registered public accounting firm’s related attestation report. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. The Audit Committee has satisfied itself as to the independent registered public accounting firm’s independence.

When considering the independence of the independent registered public accounting firm, the Audit Committee considered whether the services it provided to the Company beyond those rendered in connection with the audit of the Company’s consolidated financial statements, reviews of the Company’s interim consolidated financial statements included in its Quarterly Reports on Form 10-Q, and the attestation of management’s report on internal control over financial reporting were compatible with maintaining independence. The Audit Committee also reviewed, among other things, the audit, audit-related and tax services performed by, and the amount of fees paid for such services to, the independent registered public accounting firm. The Audit Committee received regular updates on the amount of fees and scope of audit, audit-related and tax services provided.

Based upon the reports, reviews and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 to be filed with the SEC. The Audit Committee also selected Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2009 and recommended that the selection be presented to the Company’s shareholders for ratification.

This report is submitted by the members of the Audit Committee:

James D. Moser, Jr., Chairman	Carl H. Ricker, Jr.
O. A. Keller, III	Richard H. Shirley
George R. Perkins, III	Samuel J. Wornom, III
Don W. Perry

PROPOSAL 2:  RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009. Although the selection and appointment of an independent registered public accounting firm is not required to be submitted to a vote of shareholders, the Audit Committee and Board of Directors each deem it advisable to obtain shareholder ratification of this appointment. If the shareholders do not ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm, the Audit Committee will evaluate the matter and consider what action, if any, to take as a result. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting and will be available to respond to appropriate questions and afforded an opportunity to make a statement.

Audit Firm Fee Summary

For the years ended December 31, 2008 and 2007, the Company retained Grant Thornton LLP to provide services in the categories and amounts presented below. Unless otherwise indicated, fees for fiscal 2008 and 2007 were billed by Grant Thornton LLP.

	Fiscal 2008	Fiscal 2007

Audit fees	$297,532	$252,306
Audit-related fees	44,514	25,500
Tax fees	0	0
All other fees	0	0
Total fees	$342,046	$277,806

Audit Fees. This category includes the aggregate fees billed for professional services rendered for the audits of the Company’s consolidated financial statements and internal controls over financial reporting for fiscal years 2008 and 2007, for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q during fiscal years 2008 and 2007, and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Audit-Related Fees. This category includes the aggregate fees billed in each of the last two fiscal years for assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under “Audit Fees,” and generally consist of fees for accounting consultation, collateral verification audits and audits of employee benefit plans.

Tax Fees. This category includes the aggregate fees billed in each of the last two fiscal years for professional services rendered by the independent registered public accounting firm for tax compliance, tax planning and tax advice. Tax compliance services consist of assistance with federal and state income tax returns.

All Other Fees. This category includes the aggregate fees billed in each of the last two fiscal years for products and services, including the review of registration statements, provided by the independent registered public accounting firm that are not reported above under “Audit Fees,” “Audit-Related Fees,” or “Tax Fees.”

The Audit Committee has considered the compatibility of the nonaudit services performed by and fees paid to Grant Thornton LLP in fiscal 2008, and determined that such services and fees were compatible with its independence. During 2008, Grant Thornton LLP did not utilize any personnel in connection with the audit other than its full-time, permanent employees.

Policy for Approval of Audit and Nonaudit Services. The Audit Committee charter contains the Company’s policy regarding the approval of audit and nonaudit services provided by the independent registered public accounting firm. According to that policy, the Audit Committee must pre-approve all services, including all audit and nonaudit services to be performed by the independent registered public accounting firm. The Audit Committee approved all audit and nonaudit services described above in accordance with this policy. In determining whether to approve a particular audit or permitted nonaudit service, the Audit Committee will consider, among other things, whether such service is consistent with maintaining the independence of the independent registered public accounting firm. The Audit Committee will also consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service to the Company and whether the service might be expected to enhance the Company’s ability to manage or control risk or improve audit quality.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

PROPOSAL 3:  ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

As discussed in the CD&A in this proxy statement, our executive compensation program is designed to attract and retain the executive talent essential to the achievement of our short-term and long-term business objectives. We believe that our compensation policies and procedures reward executive officers for both their performance and our performance, and we believe such compensation policies and procedures create interests for our executive officers that are strongly aligned with the long-term interests of our shareholders.

As a result of accepting funds from the Treasury’s Capital Purchase Program, we currently are required under the American Recovery and Reinvestment Act of 2009 to provide shareholders with an advisory (non-binding) vote on the compensation of our executive officers. This proposal, commonly known as a “Say-on-Pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse our executive compensation program through the following resolution:

“Resolved, that the shareholders approve the overall compensation of Capital Bank Corporation’s executives, as disclosed and described in the Compensation Discussion and Analysis, the compensation tables for named executive officers and any related materials in this proxy statement.”

When you cast your vote, we urge you to consider the description of our executive compensation program in the CD&A and the following factors:

•	Compensation decisions for our chief executive officer and other named executive officer are made by a committee of independent directors.

•	Base salaries of our named executive officers were near the median base salaries for similar executive officers at companies in our Compensation Peer Group.

•	Awards paid to our named executive officers for 2008 were below target levels because the Company did not achieve all of its performance targets.

Because your vote is advisory, it will not be binding upon the Board, and it will not overrule any decision by the Board or create any additional fiduciary duties for, or imply any additional fiduciary duties on, the Board. However, the Compensation/ Human Resources Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE OVERALL COMPENSATION OF OUR EXECUTIVES, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES FOR NAMED EXECUTIVE OFFICERS AND ANY RELATED MATERIALS IN THIS PROXY STATEMENT.

PROPOSAL 4:  RESERVATION OF ADDITIONAL SHARES FOR ISSUANCE UNDER
THE CAPITAL BANK CORPORATION DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS

On March 26, 2009, the Board of Directors unanimously authorized, subject to shareholder approval, the reservation of 500,000 additional shares of Common Stock for issuance under the Capital Bank Corporation Deferred Compensation Plan for Outside Directors, as amended and restated effective November 20, 2008 (the “Directors’ Plan”).

The Directors’ Plan is an elective deferred compensation plan that permits outside directors to defer receipt of their director fees. Fees deferred under the Directors’ Plan are converted to phantom shares or stock units on the date fees would have otherwise been paid in cash. The Company shall pay a participant’s stock units in actual shares of Common Stock upon a distribution event under the Directors’ Plan. Subject to adjustment for stock splits, stock dividends and similar events, 325,000 shares of Common Stock were previously reserved for issuance under the Directors’ Plan.

As of April 1, 2009, a total of 209,828 stock units have been converted to shares of Company Common Stock and issued to participants or former participants in the Directors’ Plan. In addition, a total of 119,697 stock units have been allocated for future issuance to participants under the Directors’ Plan as of April 1, 2009. As a result, all 325,000 shares of Common Stock previously reserved for issuance under the Directors’ Plan will be exhausted in 2009. If all 325,000 shares of Common Stock previously reserved under the Directors’ Plan are exhausted, the Board of Directors will be required to suspend the Directors’ Plan. Based solely on the closing price of the Common Stock of $4.60 as reported on Nasdaq Global Select Market on April 1, 2009, the maximum aggregate market value of the additional 500,000 shares of Common Stock that would be reserved for future issuance under the Directors’ Plan is $2.3 million.

Reasons for Board Recommendation

The Board of Directors believes it is in the Company’s and shareholders’ best interests to more closely align the interests of the Company’s outside directors and shareholders by permitting outside directors to have their compensation tied directly to the long term performance of the Common Stock. The Directors’ Plan provides potential added compensation for outside directors consistent with gains in shareholder value such that participating directors are financially advantaged when shareholders are similarly financially advantaged. The Directors’ Plan is an important component of the overall compensation strategy for outside directors, and the Board of Directors believes it is in the Company’s and shareholders’ best interests to maintain the Directors’ Plan so that the compensation of outside directors may be more directly tied to the overall performance of the Common Stock. Without the reservation of additional shares, the Board of Directors will have to consider suspending the Directors’ Plan and possible alternatives for providing equity awards as a component of director compensation.

The Board of Directors believes that failure to reserve additional shares under the Directors’ Plan may frustrate its efforts to more directly tie director compensation to the overall performance of the Common Stock. Accordingly, the Board recommends that 500,000 additional shares of Common Stock be reserved for issuance under the Directors’ Plan in order to ensure that the Company may continue to permit directors to participate in the Directors’ Plan.

Over the past three years, participants in the Directors’ Plan have been allocated an average of 54,302 stock units each year with outside directors allocated 30,104 stock units in 2006, 45,722 stock units in 2007, and 87,081 stock units in 2008. Based on prior fee amounts, deferral elections, and the allocation options under the Directors’ Plan, the Board anticipates the additional 500,000 shares will allow for the distribution of all previously allocated stock units as well as the allocation of additional stock units under the Directors’ Plan through 2012. If the shareholders do not approve the reservation of additional shares for issuance under the Directors’ Plan, the Board of Directors and the Committee will evaluate the matter and consider what action, if any, to take as a result.

The Directors’ Plan as originally adopted at the formation of the Company’s subsidiary, Capital Bank, and the corresponding reservation of the 200,000 shares initially reserved for issuance under the Directors’ Plan was not required to be approved by shareholders of the Company and thus was not submitted to shareholders for approval. The reservation of an additional 125,000 shares for issuance under the Directors’ Plan was approved by the shareholders at the 2007 Annual Meeting of Shareholders. The Directors’ Plan was amended and restated effective November 20, 2008 in order to clarify certain provisions of the Directors’ Plan to ensure more favorable accounting treatment as well as to make certain clarifications and amendments to the Directors’ Plan to better ensure compliance with Internal Revenue Code Section 409A and ERISA.

Vote Required

The Company is seeking shareholder approval of the reservation of 500,000 additional shares of Common Stock for issuance under the Directors’ Plan at this Annual Meeting in accordance with Nasdaq Marketplace Rules, which require shareholder approval prior to any material increase in the number of shares to be issued under an equity compensation plan through which stock may be acquired by officers, directors, employees, or consultants. As set forth in the Nasdaq Marketplace Rules, the affirmative vote of a majority of the total votes cast on Proposal 4 will be required for approval of the reservation of additional shares under the Directors’ Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RESERVATION OF 500,000 ADDITIONAL SHARES OF COMMON STOCK FOR ISSUANCE UNDER THE CAPITAL BANK CORPORATION DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS (AS AMENDED AND RESTATED EFFECTIVE NOVEMBER 20, 2008). PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED IN THE ABSENCE OF A DIRECTION TO THE CONTRARY.
s

Description of the Directors’ Plan

The following description of certain features of the Directors’ Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Directors’ Plan which is attached hereto as Appendix A.

Number of Shares Covered. As of December 31, 2008, 13,130 shares out of the 325,000 shares reserved for issuance under the Directors’ Plan remain available for future allocation. Without the reservation of additional shares, the Directors’ Plan will have insufficient shares to pay out stock units earned in 2009 and later years. If the reservation of 500,000 additional shares for issuance under the Directors’ Plan is approved by shareholders as recommended by the Board of Directors, a total of 825,000 shares, as adjusted for stock splits, stock dividends and similar events, will have been reserved for issuance under the Directors’ Plan.

Eligibility. Only “outside” (i.e., nonemployee) directors of the Company or a wholly owned subsidiary of the Company are eligible to participate in the Directors’ Plan. There are currently sixteen (16) nonemployee directors who are eligible to participate in the Directors’ Plan.

Election. A nonemployee director of the Company or a subsidiary may elect within thirty (30) days of first becoming a nonemployee director, and prior to the beginning of each calendar year thereafter, to defer payment of all or a portion of his or her director’s fees for the upcoming year. A director may also designate a specific date or dates to receive a specified portion of the amounts credited to his or her account as part of the deferral election for such amounts.

Crediting of Accounts. Amounts deferred are credited to an account in the director’s name on the date that the fees would otherwise have been paid in cash. Amounts deferred under the Directors’ Plan are converted to stock units. Each stock unit is deemed to be equivalent to one share of Common Stock. The number of stock units credited to a director’s account is determined by dividing 125% of the cash amounts credited by the closing price of the Common Stock on the last trading day immediately preceding the date the fees would have been paid. Each participant’s account will also be credited for dividends by having divided 125% of the total dividends that would have been paid by the closing price of the Common Stock on the last trading day immediately preceding the dividend date. At the end of the year, such dividend credits will be included in the cash amounts converted to stock units. A director is always 100% vested in all amounts credited to his or her account under the Directors’ Plan.

Adjustment of Stock Units. Stock units credited to a director’s account will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a recapitalization, stock split, payment of a stock dividend or similar events.

No Shareholder Rights Afforded to Stock Units. Stock units credited under the Directors’ Plan do not provide any participant voting rights or any other rights or privileges enjoyed by shareholders of the Company.

Payment of Benefits. Amounts deferred and credited to a director’s account for years beginning before January 1, 2005 automatically become payable upon the director’s death, disability or retirement as a director. Amounts deferred for years beginning on or after January 1, 2005 become payable upon the first to occur of the director’s death, disability, retirement, or the specified date the director has elected to receive a distribution under the deferral election pursuant to which the amounts were deferred. All amounts also become payable upon a change in control of the Company, as such term is defined in the Directors’ Plan.

Form of Payment. The form of payment for stock units to be paid out under the Directors’ Plan shall be Common Stock. Common Stock will be paid by issuing an equivalent number of shares, rounded up to the next whole number, of authorized and unissued shares of Common Stock.

Plan Administration. The Directors’ Plan provides for administration by the Board of Directors or, to the extent delegated by the Board, the Committee. The Board, or the Committee to the extent applicable, has exclusive power to interpret and construe the terms of the Directors’ Plan, including determining eligibility for benefits under the Directors’ Plan.

Amendments and Termination. The Board of Directors may at any time modify, amend or terminate the Directors’ Plan; provided, however, that no such action may adversely affect the rights of amounts previously deferred and credited to participants’ accounts or accelerate the date of payment of any amount credited to a participant’s account if such acceleration would violate Code Section 409A.

Federal Income Tax Consequences. The following is a summary of the United States federal income tax consequences that generally arise with benefits deferred under the Directors’ Plan. This summary is intended as a guide to shareholders in determining whether they vote in favor of reserving additional shares of Common Stock under the Directors’ Plan and is not intended as tax advice for participants in the Directors’ Plan. The summary is based on the federal tax laws in effect as of the date of this Proxy Statement. The summary assumes that all amounts deferred and distributed under the Directors’ Plan arise from valid deferral elections and are exempt from, or comply with, Code Section 409A regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below. A participant’s valid election to defer fees under the Directors’ Plan will delay the participant’s recognition of income subject to taxes until the amount held in the participant’s account under the Directors’ Plan is distributed. Upon a distribution event, a participant will recognize as taxable income the value of such director’s account balance distributed in shares of Common Stock. After a participant’s account balance is paid in shares of Common Stock, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the distribution date. Any capital gain or loss will be long term gain if the stock is held for more than one year following the distribution date.

Plan Benefits and Awards. The number of stock units allocable under the Directors’ Plan is dependent upon the market price of our Common Stock at future dates and, therefore, it is not possible to determine the benefits that will be received in the future by participants in the Directors’ Plan. The table below shows the number of stock units previously allocated to the accounts of each of the outside directors participating in the Directors’ Plan during 1997 through 2008 and the current fair value of the stock units as of December 31, 2008.

Name	Number of Stock Units	Fair Value (1)

Charles F. Atkins	22,353	$137,247
Leopold I. Cohen	23,235	142,663
John F. Grimes, III	20,193	123,985
Robert L. Jones	21,588	132,550
O. A. Keller, III	52,741	323,830
Oscar A. Keller, Jr.	9,779	60,043
Ernest A. Koury, Jr.	4,239	26,027
James G. McClure, Jr.	8,401	51,582
James D. Moser, Jr.	17,421	106,965
George R. Perkins, III	19,907	122,229
Don W. Perry	23,434	143,885
Carl H. Ricker, Jr.	21,507	132,053
J. Rex Thomas	21,985	134,988
Samuel J. Wornom, III	23,447	143,965

(1)
For purposes of this table, fair market value is deemed to be $6.14 per share, the closing price of the Common Stock reported on the Nasdaq Global Select Market on December 31, 2008, the last trading day of the 2008 calendar year.

Equity Compensation Plan Information

The following table provides information as of December 31, 2008 for all equity compensation plans of the Company (including individual arrangements) under which the Company is authorized to issue equity securities.

Equity Compensation Plans (2008)

Plan Category	Number of Securities To Be Issued upon Exercise of Outstanding Options, Warrants and Rights (1)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in First Column) (1))

Equity compensation plans approved by security holders (2)	454,555	(3)	$11.71	88,689	(4)

Equity compensation plans not approved by security holders	N/A		N/A	N/A

Total	454,555		$11.71	88,689

(1)	Refers to shares of Common Stock.

(2)
The Company has assumed outstanding options originally granted by First Community Financial Corporation and High Street Corporation. These assumed options are not shown in the table but are exercisable for Common Stock, as follows:

• First Community Financial Corporation – 30,091 shares at a weighted average exercise price of $6.62 per share.

• High Street Corporation – 31,142 shares at a weighted average exercise price of $9.31 per share.

(3)	Includes 315,850 shares issuable upon exercise of outstanding options under the Equity Incentive Plan and 138,705 shares allocated to participant accounts under the Directors’ Plan.

(4)	Includes 75,559 shares remaining for future issuance under the Equity Incentive Plan and 13,130 shares remaining for future issuance under the Directors’ Plan.

Options Assumed in Corporate Acquisitions. In connection with the Company’s acquisitions of First Community Financial Corporation and High Street Corporation, the Company assumed outstanding stock options that had been granted under the stock option plans of these acquired companies. As of December 31, 2008, these assumed options were exercisable for a total of 61,233 shares at a weighted average exercise price of $7.99 per share. The options originally granted by First Community Financial Corporation and High Street Corporation are fully vested and exercisable. The Company did not assume the stock option plans of these acquired companies, and since the closing of the acquisitions, no additional stock options have been granted, nor are any authorized to be granted, under any of these plans.

PROPOSAL 5:  RESERVATION OF ADDITIONAL SHARES FOR ISSUANCE UNDER
THE CAPITAL BANK CORPORATION EQUITY INCENTIVE PLAN

On March 26, 2009, the Board of Directors unanimously authorized, subject to shareholder approval, the reservation of 500,000 additional shares of Common Stock for issuance under the Capital Bank Corporation Equity Incentive Plan (the “Equity Plan”). The purpose of the plan is to promote the long-term growth and profitability of the Company by providing our directors, local board members, certain officers and key employees with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence, and to provide these individuals with an equity interest in the Company.

The Equity Plan allows us to grant incentive stock options to officers and employees and non-qualified stock options and stock awards to directors, local board members, officers and employees of the Company. The plan was effective as of February 21, 2002 and, subject to adjustment for stock splits, stock dividends and similar events, 650,000 shares of Common Stock were previously reserved for issuance under the Equity Plan.

As of April 1, 2009, a total of 258,591 shares of Company Common Stock have been issued under the Equity Plan, and an additional 315,850 stock options have been granted for future issuance of Common Stock under the Equity Plan. As of April 1, 2009, 75,559 shares of Common Stock remain available for future awards under the Equity Plan. Based solely on the closing price of the Common Stock of $4.60 as reported on Nasdaq Global Select Market on April 1, 2009, the maximum aggregate market value of the additional 500,000 shares of Common Stock that would be reserved for future issuance under the Equity Plan is $2.3 million.

Reasons for Board Recommendation

The Board of Directors believes it is in the Company’s and shareholders’ best interests to more closely align the interests of the Company’s shareholders with officers, directors, employees and local board members by tying compensation of such officers, directors, employees and local board members directly to the long term performance of the Common Stock. The Equity Plan provides potential added compensation for officers, directors, employees and local board members consistent with gains in shareholder value such that participants are financially advantaged when shareholders are similarly financially advantaged.

The Equity Plan is an important component of the overall compensation strategy for officers, directors and employees. All of our equity awards granted to officers and employees are granted under the Equity Plan, and the Board of Directors believes it is in the Company’s and shareholders’ best interests to maintain the Equity Plan so that the compensation of officers, directors, employees and local board members may be more directly tied to the overall performance of the Common Stock. Without the reservation of additional shares, the Board of Directors will have to grant a relatively small number of stock options and stock awards in 2009 and be unable to make grants of stock options and stock awards in 2010 and later years. Accordingly, the Board recommends that 500,000 additional shares of Common Stock be reserved for issuance under the Equity Plan in order to ensure that the Company may continue to enjoy appropriate flexibility in making future compensation decisions.

In 2008, the Board of Directors granted 63,500 stock options and 20,000 stock awards under the Equity Plan. Based on grants in prior years, the Board anticipates the additional 500,000 shares will allow for the grant of stock options and stock awards through February 21, 2012 when the plan is expected to be terminated. If the shareholders do not approve the reservation of additional shares for issuance under the Equity Plan, the Board of Directors and the Committee will evaluate the matter and consider what action, if any, to take as a result.

Vote Required

The Company is seeking shareholder approval of the reservation of 500,000 additional shares of Common Stock for issuance under the Equity Plan at this Annual Meeting in accordance with Nasdaq Marketplace Rules, which require shareholder approval prior to any material increase in the number of shares to be issued under an equity compensation plan through which stock may be acquired by officers, directors, employees, or consultants. As set forth in the Nasdaq Marketplace Rules, the affirmative vote of a majority of the total votes cast on Proposal 5 will be required for approval of the reservation of additional shares under the Equity Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RESERVATION OF 500,000 ADDITIONAL SHARES OF COMMON STOCK FOR ISSUANCE UNDER THE CAPITAL BANK CORPORATION EQUITY INCENTIVE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED IN THE ABSENCE OF A DIRECTION TO THE CONTRARY.

Description of the Equity Plan

The following description of certain features of the Equity Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Equity Plan which is attached hereto as Appendix B.

Purpose. The purpose of the Equity Plan is to advance the interests of the Company by making shares available under options and stock awards granted to certain officers, other key employees, directors and local board members of the Company, thereby giving them an additional incentive to continue their relationship with the Company and promote the Company's success.

Administration. The Equity Plan is administered by a committee of at least two “non-employee directors,” as defined in Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended. The members of the committee are appointed by the Board and may be removed by the Board in its discretion. The committee has broad discretionary authority to administer the Equity Plan, including the authority to select the individuals to whom options and stock awards will be granted and to determine the terms and conditions of all grants, including the number of shares, the purchase price, the vesting rate and the forms of agreement, and to make all other determinations the committee deems necessary for the administration of the Equity Plan.

Eligibility. Any officer, employee, director or local board member of the Company selected by the committee is eligible to be granted an option or stock award under the Equity Plan. Currently, approximately 390,075 officers, employees, directors and local board members are eligible to participate in the Directors’ Plan.

Options. Incentive stock options, or ISOs, may be granted only to employees of the Company. Nonqualified stock options, or NSOs, may be granted to employees, directors and local board members of the Company. The exercise price of ISOs may not be less than 100% (110% in the case of a 10% shareholder) of the fair market value of the shares on the date of grant. The exercise price of NSOs is determined by the committee at the time of grant. The fair market value of the shares (determined on the date of grant) as to which ISOs held by an optionee first become exercisable in a calendar year may not exceed $100,000. The term of an ISO may not be more than ten years (five years in the case of a 10% shareholder).

Subject to the terms of the applicable option agreement, the exercise price of an option may be paid in cash, by surrender of other shares of the Common Stock of the Company, by so-called “cashless” exercise, or by such other means as is permitted by applicable law. Prior to exercise, an optionee has no rights as a shareholder with respect to the option shares. Options are non-transferable (other than by will or the laws of descent and distribution). ISOs must be exercised within three months after the employment of the optionee terminates (12 months in the case of death or disability). NSOs must be exercised within the period set forth in the option agreement after the employment or director relationship of the optionee terminates, but in all cases before the expiration of the term of the NSO.

Stock Awards. Stock awards are grants of stock or rights to purchase stock, as determined by the committee in its discretion. The committee determines the purchase price (if any) of the shares subject to stock awards, and the vesting and other terms of stock awards.

Adjustments. In the event of a change in the Company’s Common Stock by reason of a stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition, liquidation or similar action, the committee will make appropriate adjustments in the exercise prices and the number of shares subject to options and stock awards, as well as the number of shares reserved for issuance under the Equity Plan. Upon a “change of control” of the Company, all outstanding options and all unvested shares subject to stock awards will become fully vested and exercisable. A change in control will occur upon (a) the acquisition by any person (other than an affiliate or employee benefit plan of the Company) of 50% or more of the voting securities of the Company, (b) a change in the composition of the board of directors of the Company so that less than a majority are “incumbent directors,” (c) the approval by the shareholders of a reorganization, merger or consolidation, after which the holders of the voting securities of the Company prior to such transaction will not beneficially own, directly or indirectly, more than 50% of the voting securities of the successor corporation or (d) the approval by the shareholders of a complete liquidation or dissolution of the Company.

Federal Income Tax Consequences. The following discussion of the federal income tax consequences of options and stock awards granted under the Equity Plan is intended only as a summary of the present federal income tax treatment of options and stock awards. The federal income tax laws pertaining to equity compensation are highly technical, and such laws are subject to change at any time. This summary does not discuss the tax consequences of a participant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which a participant may reside.

ISOs. In general, an optionee will realize no regular taxable income, and the Company will be allowed no federal income tax deduction, upon the grant or exercise of an ISO. However, the exercise of an option may cause the optionee to be subject to alternative minimum tax (described below). The regular federal income tax consequences of a disposition of Common Stock purchased upon the exercise of an ISO depends upon whether the optionee has held the shares for the requisite holding period. If the optionee disposes of such shares after the later to occur of (a) two years from the date of the grant of the ISO or (b) one year after the date of the transfer of the shares to him, or the Holding Period, then any gain or loss to the optionee will be taxed as a capital gain or loss according to the rules of sales and exchanges generally. The amount subject to tax will be the difference between the amount realized and the optionee’s cost basis in the shares. Generally, an optionee’s cost basis is the exercise price of the option. In such event, the Company will not be entitled to a tax deduction by reason of the disposition. For these purposes, “disposition” means a lifetime transfer of legal title, such as by sale, exchange or gift, but does not include a transfer that is triggered by death, such as one by bequest or inheritance or one made by a decedent to his estate.

A “disqualifying disposition” occurs if the optionee makes a disposition of the shares of Common Stock acquired through the exercise of an ISO before satisfying the Holding Period. Upon a disqualifying disposition, the optionee must include as ordinary income the gain realized on that disposition to the extent of the lesser of (a) the fair market value of the Common Stock on the date of exercise of the ISO minus the option price or (b) the amount realized on the disposition minus the option price. The excess, if any, of the realized gain over the ordinary income component will be taxable as capital gain. Upon the occurrence of a “disqualifying disposition,” the Company will be entitled to deduct, as compensation paid, the amount included as ordinary income by the optionee.

The federal alternative minimum tax consequences of the exercise of an ISO under the Plan differ from the regular federal income tax consequences of such exercise. The difference between the option price and the fair market value of the shares upon exercise will generally be considered a preference item subject to the federal alternative minimum tax.

NSOs. Holders of NSOs will not be entitled to the special tax treatment afforded ISOs. An optionee granted an NSO will realize no taxable income upon grant of the NSO, but at the time of exercise he or she will realize ordinary taxable income equal to the excess of the fair market value of the stock over the option price paid. If the optionee is an employee, the Company will be required to withhold on the amount of income realized by the optionee in the transaction. The Company will be entitled to a deduction for federal income tax purposes equal to the ordinary income realized by the optionee as a result of exercise of an NSO. An optionee’s tax basis in shares acquired upon the exercise of an NSO will be the fair market value of such shares on the date of exercise. Upon the sale of such shares, the optionee’s gain or loss will equal the difference between the sale price and such tax basis. Any such gain or loss will be short or long-term capital gain or loss, depending on whether the shares have been held for at least 12 months.

Stock Awards. A grantee of a stock award recognizes ordinary taxable income equal to the difference between the purchase price (if any) paid for the shares and the fair market value of the shares as they vest. If the grantee is an employee, the Company will be required at such times to withhold on the amount of income recognized by the grantee. The Company will be entitled to a deduction for federal income tax purposes equal to the ordinary income realized by the grantee. Alternatively, the grantee may elect to recognize income at the time of grant (rather than at the time of vesting) by filing a Section 83(b) election, and the Company will be entitled to a corresponding deduction at such time.

Plan Benefits and Awards. Awards are subject to the discretion of the Compensation/Human Resources Committee. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Equity Plan. The following table summarizes the stock option and restricted shares that have been granted under the Equity Plan since its inception. The table does not include grants made under any of the Company’s other compensation plans.

Name	Number of Shares Underlying Options Granted	Stock Awards

B. Grant Yarber	45,000	9,000

Michael R. Moore	23,000	–

David C. Morgan	23,500	6,000

Mark J. Redmond	20,000	6,000

All current executive officers as a group	111,500	21,000

All associates of directors, executive officers or nominees	–	–

All other persons who received or are to receive 5% of plan awards	–	–

All employees, including current officers who are not executive officers, as a group	267,850	23,000

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Any proposals which shareholders intend to present for a vote at the Company’s 2010 Annual Meeting of Shareholders, and which such shareholders desire to have included in the Company’s proxy materials relating to that meeting, must be received by the Company on or before December 18, 2009, which is 120 calendar days prior to the anniversary of the date of this Proxy Statement. Proposals received after that date will not be considered for inclusion in such proxy materials.

In addition, if a shareholder intends to present a matter for a vote at the 2010 Annual Meeting of Shareholders, other than by submitting a proposal for inclusion in the Company’s Proxy Statement for that meeting, the shareholder must give timely notice in accordance with SEC rules. To be timely, a shareholder’s notice must be received by the Company’s Corporate Secretary at its principal office, Capital Bank Plaza, 333 Fayetteville Street, Suite 700, Raleigh, North Carolina 27601, on or before March 3, 2010, which is not later than the close of business on the 45th day prior to the first anniversary of the date this Proxy Statement was released to shareholders. It is requested that such notice set forth (a) as to each matter the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; and (b) the name and record address of the shareholder, the class and number of shares of Common Stock of the Company that are beneficially owned by the shareholder and any material interest of the shareholder in such business.

ADDITIONAL INFORMATION

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, including the financial statements and schedules thereto, as filed with the SEC will be furnished upon written request, without charge to any Company shareholder. Such requests should be addressed to Michael R. Moore, 333 Fayetteville Street, Suite 700, Raleigh, NC 27601.

Shareholders Sharing the Same Last Name and Address. Only one Annual Report and Proxy Statement may be delivered to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly upon written or oral request a separate copy of the Annual Report and Proxy Statement to a shareholder at a shared address to which a single copy of the documents was delivered. Requests for additional copies should be directed to Michael R. Moore, 333 Fayetteville Street, Suite 700, Raleigh, North Carolina 27601 (telephone number 919-645-6372). Shareholders sharing an address and currently receiving a single copy may contact Mr. Moore as described above to request that multiple copies be delivered in future years. Shareholders sharing an address and currently receiving multiple copies may request delivery of a single copy in future years by contacting Mr. Moore as described above.

MISCELLANEOUS

As of the date hereof, the Company knows of no other business that will be presented for consideration at the Annual Meeting. However, the enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters for which the Company did not receive timely written notice; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee is named in this Proxy Statement and such nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rule 14a-8 or Rule 14a-9 under the Exchange Act; and (v) matters incidental to the conduct of the meeting. If any such matters come before the meeting, the proxy agents named in the accompanying proxy card will vote in accordance with their judgment.

Costs of Soliciting Proxies. We will pay all expenses incurred in connection with this solicitation, including postage, printing, handling and the actual expenses incurred by custodians, nominees and fiduciaries in forwarding proxy materials to beneficial owners. In addition to solicitation by mail, certain of our officers, directors and regular employees, who will receive no additional compensation for their services, may solicit proxies by telephone, personal communication or other means. We have also retained Registrar and Transfer Company to aid in the search for stockholders and the delivery of proxy materials, maintain the Internet website where we will make our proxy card available for voting in accordance with new SEC e-proxy rules, establish and operate an online and telephonic voting platform and process and tabulate all votes. We estimate that the aggregate fees, excluding costs for postage and envelopes, to be paid to Registrar and Transfer Company will be $13,600. In addition, as part of the services provided to us as our transfer agent, Registrar and Transfer Company will assist us in identifying recordholders.

Directions to Our Annual Meeting at Capital Bank Headquarters. Requests for directions to Capital Bank Plaza should be directed to Nancy A. Snow, 333 Fayetteville Street, Suite 700, Raleigh, North Carolina 27601 (telephone number 919-645-6312).

ALL SHAREHOLDERS ARE ENCOURAGED TO SIGN, DATE AND RETURN THEIR PROXY SUBMITTED WITH THIS PROXY STATEMENT AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED. IF A SHAREHOLDER ATTENDS THE ANNUAL MEETING, HE OR SHE MAY REVOKE HIS OR HER PROXY AND VOTE IN PERSON.

By Order of the Board of Directors

Nancy A. Snow
Vice President and Corporate Secretary
April 17, 2009

CAPITAL BANK CORPORATION
DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS
(As Amended and Restated Effective November 20, 2008)

ARTICLE I
DEFINITIONS

1.1           “Account” means the memorandum account for each Participant detailing the Stock Units credited to the Participant.

1.2           “Beneficiary” means the person or persons, including estates and trusts, entitled to receive any benefits under this Plan which become payable as a result of a Participant’s death.

1.3           “Board” means the Corporation’s Board of Directors, unless otherwise indicated.

1.4           “Committee” means the Compensation / Human Resources Committee of the Board of Directors of the Corporation.

1.5           “Common Stock” means the common stock of the Corporation.

1.6           “Compensation” means each Participant’s compensation paid by the Corporation or a Subsidiary for services as a Director, including retainer payments and amounts paid for attendance at the Corporation’s or a Subsidiary’s Board and Board committee meetings.

1.7           “Corporation” means Capital Bank Corporation, a North Carolina corporation.

1.8           “Deferral Date” means January 1, 1998 and January 1 (or the first business day thereafter if January 1 is not a business day) of each calendar year thereafter.

1.9           “Director” means a member of the Corporation’s or a Subsidiary’s Board of Directors.

1.10           “Disability” means any physical or mental impairment which constitutes a “disability” as such term is used in Section 409A and defined in Treas. Reg. § 1.409A-3(i)(4).

1.11           “Participant” means an eligible Director who participates in the Plan pursuant to Article III.

1.12           “Plan” means this Deferred Compensation Plan for Outside Directors.

1.13           “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and applicable regulations and other guidance thereunder.

1.14           “Separation from Service” means a Participant’s complete retirement or Separation from Service with the Corporation within the meaning of Code Section 409A(a)(2)(A)(i) and applicable regulations and other guidance thereunder.

1.15           “Stock Units” means the amounts credited to the Account of a Participant as described in Section 3.2.

1.16           “Subsidiary” means a wholly owned subsidiary of the Corporation.

ARTICLE II
ELIGIBILITY

Any individual who is a member of the Corporation’s Board or a Subsidiary’s Board of Directors and who is not also an employee of the Corporation or a Subsidiary is eligible to participate in the Plan.

ARTICLE III
DEFERRAL OF COMPENSATION

3.1           Deferral Election. The individuals described in Article II shall be eligible to participate in the Plan and may do so by filing a written deferral election with the Corporation in the form attached (or such other form as may be adopted or approved by the Corporation from time to time). Deferral elections shall state the amount of Compensation to be deferred and credited to the Participant’s Account as Stock Units. Except as otherwise specifically provided herein, an election to defer Compensation under the Plan must be made before the beginning of the calendar year for which the Compensation is payable and, once made, shall be irrevocable during such calendar year. In the first year in which a Director joins the Board and becomes eligible to participate in the Plan, the new Director may make a deferral election with respect to Compensation to be earned subsequent to the deferral election but during the remaining calendar year provided the deferral election is submitted to the Corporation within thirty (30) days of the date the Director first becomes eligible to participate in the Plan.

Any election made pursuant to this Section shall remain in effect for all subsequent calendar years unless the Participant amends or revokes the election by delivering a revised written deferral election to the Corporation by December 31 of the calendar year preceding the calendar year to which the revised deferral election applies.

With respect to amounts deferred for years beginning on or after January 1, 2005, any election made pursuant to this Section may also designate a specific date or dates for a Participant to receive a specified portion of such amount then credited to his or her Account in the form of Stock Units. Payments of such amounts on the specified date(s) will be subject to the payment provisions of Article IV. No amounts deferred for years beginning prior to January 1, 2005 may be paid on a date specified pursuant to an election described in this paragraph.

3.2           Crediting of Account.

(a)           The amount of Compensation that is deferred by a Participant under the Plan will be credited to his or her Account in the form of a Stock Unit on the date such Compensation would otherwise have been paid to the Participant in cash. Each whole Stock Unit shall be deemed to be equivalent to one share of Common Stock. The number of Stock Units to be credited to a Participant’s Account shall be the number of whole and fractional shares of Common Stock determined by dividing 125% of the total Compensation amount deferred to the Participant’s Account pursuant to this Section 3.2(a) by the closing price of the Common Stock on the last trading day immediately preceding the date the Compensation would otherwise have been paid to the Participant.

(b)           On any date the Corporation pays a cash dividend or distribution with respect to its outstanding shares of the Common Stock, each Participant’s Account will be credited with additional Stock Units in an amount equal to (x) 125% of the product of (i) the total number of Stock Units then credited to the Participant’s Account multiplied by (ii) the per share cash dividend or distribution amount paid to Common Stockholders divided by (y) the closing price of the Common Stock on the last trading day immediately preceding the date on which the dividend or distribution was paid.

ARTICLE IV
PAYMENT OF BENEFITS

4.1           Right to Benefits.

(a)           Subject to the provisions of Article VI, a Participant (or his or her Beneficiary in the case of the Participant’s death) shall be entitled to payment of benefits hereunder upon the first to occur of the Participant’s death, Disability, complete retirement or other Separation from Service as a Director or, with respect to amounts deferred for years beginning on or after January 1, 2005, the specified date(s) the Participant has elected to receive a distribution pursuant to Section 3.1. A Participant who ceases to be a Director but who continues his or her service as a member of an advisory board of directors of the Corporation or a subsidiary shall not automatically be deemed to have “retired” or separated from the Corporation for purposes of the Plan unless such change constitutes a Separation from Service under Section 409A.

(b)           No date specified by a Participant to receive a distribution pursuant to Section 3.1 may be accelerated. A Participant may elect to postpone a specified payment date provided such postponement satisfies Section 409A or other applicable law. Under current law, any election to postpone a specified payment date (i) may not take effect until at least 12 months after the date such election is made, (ii) may not be for less than 5 years after the original specified payment date and (iii) must be made no later than 12 months prior to the first payment date originally specified.

(c)           Notwithstanding any provision of this Plan to the contrary, in accordance with the transition guidance provided under Section 409A of the Code, each Participant in the Plan as of January 1, 2005 shall have the right to make a one-time irrevocable election to terminate his or her participation in the Plan or cancel all or a portion of his or her prior deferral elections pursuant to the Plan. In order to effect such termination or cancellation, the Participant must file a written election with the Corporation no later than June 15, 2005. In the event of such election, all deferral amounts subject to such termination or cancellation election will be paid out to the Participant in accordance with this Article IV.

4.2           Payment of Stock Units. Benefits represented by Stock Units shall be paid by the Corporation by issuing authorized and unissued shares of the Corporation’s Common Stock equal to the total number of applicable Stock Units in the Participant’s Account, rounded up to the next whole share. All such distributions shall be made to the Participant on the specified date in the case of a fixed distribution date election or as soon as administratively practicable but in no event later than ninety (90) days following the date the Participant became eligible to receive benefits in the case of a Participant’s Separation from Service, death, or Disability.

4.3           Required Six-Month Delay Applicable To Certain Participants. Notwithstanding Section 4.2 above or any other provisions of the Plan to the contrary, in the event a Participant is a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) and the Participant’s benefit under this Plan (or any portion thereof) becomes payable on account of his or her Separation from Service, distributions shall not be made before the date which is six (6) months following the Participant’s Separation from Service.

ARTICLE V
BENEFICIARIES

5.1           Designation of Beneficiary. A Participant may designate a Beneficiary to receive benefits under the Plan upon the Participant’s death by filing a written designation with the Corporation in the form attached or other form approved by the Corporation. If more than one Beneficiary is named, the share and precedence of each Beneficiary shall be indicated. A Participant shall have the right to change the Beneficiary by submitting a revised written designation to the Corporation but no such change shall be effective until such change is received and formally acknowledged by the Corporation.

If no Beneficiary is named pursuant to this Section 5.1, the Participant’s Beneficiary will be the Participant’s spouse, if any, or the Participant’s estate, if the Participant has no spouse at the time of the Participant’s death.

5.2           Payment to Beneficiary. Benefits to be paid to a Beneficiary under the Plan shall be paid as soon as administratively practicable following the Participant’s death but in no event more than ninety (90) days following the Participant’s death unless otherwise provided herein. Notwithstanding the foregoing, in the event the Corporation has any doubt or a bona fide dispute or concern exists as to the proper Beneficiary to receive payments under the Plan, the Corporation shall have the right to withhold those payments until the matter is finally determined to the satisfaction of the Corporation. Any payment made by the Corporation in good faith and in accordance with this Plan shall fully discharge the Corporation from all further obligations with respect to such payment.

In making any payment to or for the benefit of any minor or incompetent Beneficiary, the Board, in its sole and absolute discretion, may make a distribution to a legal or natural guardian or other relative of a minor or a court appointed committee of such incompetent. The Board may also, in its sole and absolute discretion, make a payment to any adult with whom the minor or incompetent temporarily or permanently resides. The receipt by a guardian, committee, relative or other person shall be a complete discharge to the Corporation and each Subsidiary. Neither the Board nor the Corporation nor any Subsidiary shall have any responsibility to see to the proper application of any payments so made.

ARTICLE VI
RECAPITALIZATION; CHANGE IN CONTROL

6.1           Recapitalization or Stock Dividend. The number of Stock Units credited to a Participant’s Account shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Corporation resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation.

6.2           Change in Control.

(a)            In the event of a “Change in Control” as such term is defined below, all amounts deferred pursuant to this Plan will be payable in full in accordance with Article IV above upon the consummation of such event or transaction constituting a Change in Control.

(b)           For purposes of this Plan, the term “Change in Control” shall mean any of the following:

(i)           Any “person” (as such term is used in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Act”) acquiring “beneficial ownership”) (as such term is used in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation, the parent holding company of Capital Bank (the “Bank”), representing more than fifty percent (50%) of the total fair market value or total voting power of the Corporation’s then outstanding voting securities (the “Voting Power”), but excluding for this purpose an acquisition by the Corporation or by an employee benefit plan (or related trust) of the Corporation.

(ii)           The shareholders of the Corporation approve a reorganization, share exchange, merger or consolidation related to the Corporation or the Bank following which the owners of the Voting Power of the Corporation immediately prior to the closing of such transaction do not beneficially own, directly or indirectly, more than fifty percent (50%) of the Voting Power of the Bank.

(iii)           A majority of the Corporation’s Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Corporation’s Board prior to the date of such appointment or election.

(iv)           The shareholders of the Corporation approve a complete liquidation or dissolution of the Corporation, or a sale or other disposition of all or substantially all of the assets of the Corporation.

In no event, however, will a “Change in Control” include a transaction, or series of transactions, whereby the Corporation or the Bank becomes a subsidiary of a holding company if the shareholders of the holding company are substantially the same as the shareholders of the Corporation prior to such transaction or series of transactions or include any transaction which fails to qualify as a “change in the ownership or effective control of the Corporation” or a “change in the ownership of a substantial portion of the assets of the Corporation” as such terms are defined in Treas. Reg. 1.409A-3(i)(5).

6.3           Administration by Board. To the extent that the adjustments relate to Common Stock or securities of the Corporation, the adjustments described in this Article VI shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

ARTICLE VII
NATURE OF THE CORPORATION’S OBLIGATION

The Corporation’s obligation under this Plan shall be an unfunded and unsecured promise to pay benefits in the form of Common Stock. The Corporation shall not be obligated under any circumstances to fund its financial obligations under this Plan. The Plan at all times shall be entirely unfunded both for tax purposes and for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Corporation may, however, in its sole discretion at any time make provision for segregating assets of the Corporation for payment of any benefits hereunder by establishing a trust to hold such assets.

All assets which the Corporation may acquire to help cover its financial liabilities, whether or not held in trust, are and remain general assets of the Corporation subject to the claims of its creditors. The Corporation does not give, and the Plan does not give, any beneficial ownership interest in any asset of the Corporation to a Participant or his or her Beneficiary. All rights of ownership in any assets are and remain in the Corporation.

The Corporation’s liability for payment of benefits hereunder shall be determined only under the provisions of this Plan as it may be amended from time to time.

ARTICLE VIII
CLAIM AND APPEAL PROCEDURES

8.1           Claims Reviewer. For purposes of handling claims with respect to this Plan, the “Claims Reviewer” shall be the Corporation unless another person or organizational unit is designated by the Corporation as Claims Reviewer.

8.2           Review of Claims. Benefits to be provided under the Plan will normally be automatically paid to Participants (or Beneficiaries) pursuant to Article IV of the Plan. If a Participant or Beneficiary believes that he or she is entitled to Plan benefits which are not being properly paid or believes that benefits are not being properly accrued on his or her behalf, the Participant or Beneficiary (herein the “claimant”) may file a claim for benefits with the Corporation in accordance with this Article VIII.

An initial claim for benefits under the Plan must be made by the Participant (or his or her Beneficiary) in writing. Not later than 45 days after receipt of such a claim, the Claims Reviewer will render a written decision on the claim to the claimant, unless special circumstances require the extension of such 45-day period. If such extension is necessary, the Claims Reviewer shall provide the Participant or the Beneficiary with written notification of such extension before the expiration of the initial 45-day period. Such notice shall specify the reason or reasons for such extension and the date by which a final decision can be expected. In no event shall such initial extension exceed a period of 30 days from the end of the initial 45-day period. If, prior to the end of the first 30-day extension period the Claims Reviewer determines that, due to matters beyond its control, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to an additional 30 days, provided that the Claims Reviewer notifies the claimant of such extension prior to the expiration of the first 30-day extension period. If the Claims Reviewer needs additional information from the claimant, the claimant shall have at least 45 days to provide the specified information, and the deadline for the Claims Reviewer to respond to the claim will be tolled until the claimant provides the information.

In the event the Claims Reviewer denies the claim of a Participant or the Beneficiary in whole or in part, the Claims Reviewer’s written notification shall specify, in a manner calculated to be understood by the claimant, the reason for the denial; a copy of the Plan or other document, guideline protocol or similar criterion that is the basis for the denial; a description of any additional material or information necessary for the claimant to perfect the claim; an explanation as to why such information or material is necessary; and an explanation of the applicable claims procedure.

Should the claim be denied in whole or in part and should the claimant be dissatisfied with the Claims Reviewer’s disposition of the claimant’s claim, the claimant may have a full and fair review of the claim by the Corporation upon written request therefore submitted by the claimant or the claimant’s duly authorized representative and received by the Corporation within 180 days after the claimant receives written notification that the claimant’s claim has been denied. In connection with such review, the claimant or the claimant’s duly authorized representative shall be entitled to review pertinent documents and submit the claimant’s views as to the issues, in writing. The Corporation shall act to deny or accept the claim within 45 days after receipt of the claimant’s written request for review unless special circumstances require the extension of such 45-day period. If such extension is necessary, the Corporation shall provide the claimant with written notification of such extension before the expiration of such initial 45-day period. In all events, the Corporation shall act to deny or accept the claim within 90 days of the receipt of the claimant’s written request for review. In the event the claim involves a Disability determination under the Plan, the review shall be conducted by a person who was neither the individual who made the initial determination nor a subordinate of that person. The action of the Corporation shall be in the form of a written notice to the claimant and its contents shall include all of the requirements for action on the original claim.

In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this Article VIII.

ARTICLE IX
RIGHTS TO ASSETS

9.1           Unsecured General Creditor Status. The rights of a Participant, Beneficiary or any other person claiming through the Participant or Beneficiary shall be solely those of an unsecured general creditor of the Corporation. Such persons shall have the right to receive payments specified under this Plan only from the Corporation or from any trust established in connection with the Plan and have no right to look to any specific or special property separate from the Corporation to satisfy a claim for benefits.

9.2           No Right to Specific Assets. A Participant, Beneficiary, or any other person claiming through the Participant or Beneficiary shall have no right, claim, security interests, or any beneficial ownership interest whatsoever in any general asset that the Corporation may acquire or use to help support its financial obligations under this Plan. Any asset used or acquired by the Corporation in connection with the liabilities it has assumed under this Plan shall not be deemed to be held under a funded trust for the benefit of the Participant or his Beneficiary, and no general asset shall be considered security for the performance of the obligations of the Corporation. Any such asset shall remain a general unpledged and unrestricted asset of the Corporation. Notwithstanding the above, a Participant or Beneficiary may assert his or her rights under the Plan against a nonqualified trust established by the Corporation in connection with the Plan, subject to the terms of such trust.

A Participant’s participation in the acquisition of any asset of the Corporation shall not constitute a representation to the Participant, Beneficiary or any person claiming through the Participant or Beneficiary that any of them has a special or beneficial interest in any asset.

ARTICLE X
ADMINISTRATION

The Plan shall be administered by the Board of Directors of the Corporation or, if designated by the Board, the Committee, which shall have the authority, duty and power to interpret and construe the provisions of the Plan as the Board or Committee deems appropriate including the authority to determine eligibility for benefits under the Plan. The Board or Committee shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing the payments hereunder. The interpretations, determinations, and calculations of the Board or Committee shall be final and binding on all persons and parties concerned.

The Corporation intends that all benefits to be provided to Participants and Beneficiaries under this Plan shall not be included in income for federal, state or local income tax purposes until the benefits are actually paid or delivered to such Participant or Beneficiary. Accordingly, this Plan shall be interpreted and administered consistently with the requirements of Section 409A, as amended from time to time, and current and future guidance provided thereunder. Notwithstanding the foregoing, the Corporation does not represent or guarantee to any Participant or Beneficiary that any particular federal or state income or other tax treatment will result from the Participant’s participation in this Plan. The Participant or Beneficiary is solely responsible for the proper tax reporting and timely payment of any income taxes or interest for which the Participant or Beneficiary is liable as a result of the Participant’s participation in this Plan. To the extent permitted under Code Section 409A, the Corporation may accelerate the time and schedule of payment of any portion of the Participant’s benefit under the Plan in order to pay taxes due or required in connection with such benefit when applicable.

ARTICLE XI
VOTING RIGHTS

No Participant or Beneficiary shall be deemed to receive any voting rights or any other rights and privileges enjoyed by shareholders of the Corporation by reason of Stock Units being credited to his Account.

ARTICLE XII
TERMINATION, AMENDMENT, MODIFICATION OR
SUPPLEMENTATION OF THE PLAN

Subject to shareholder approval if required by applicable laws, rules and regulations, the Board shall retain the sole and unilateral right to terminate, amend, modify or supplement this Plan, in whole or in part, at any time, but only with respect to future calendar years. No termination, amendment, modification or supplement of this Plan shall (i) reduce the value of or otherwise compromise any Participant’s accrued benefits as of the date of such amendment or termination or (ii) accelerate the date of payment of any amount credited to a Participant’s Account prior to the date of any such action or make any other change which would constitute a violation of Section 409A or trigger additional taxes pursuant to Code Section 409A(a)(1)(B). Notwithstanding the foregoing, the Board (or Committee if applicable) shall have the power to amend this Plan from time to time without the consent of any Participant or other party to the extent the Board (or Committee) deems necessary or appropriate to preserve the intended tax treatment of benefits payable hereunder.

ARTICLE XIII
RESTRICTION ON ALIENATION OF BENEFITS

No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to the benefit. If any Participant or Beneficiary under the Plan should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right to a benefit under this Plan, then such right or benefit, in the discretion of the Board, shall cease. In these circumstances, the Board may hold or apply the benefit, or any part of it, for the benefit of the Participant or Beneficiary, spouse, children, or other dependents of the Participant or Beneficiary, or any of them, in such manner and in such portion as the Board may deem proper.

ARTICLE XIV
ARBITRATION

In the event a Participant or Beneficiary disagrees with the amount of benefit to be paid as determined by the Corporation pursuant to the procedures set out in Article VIII and no satisfactory settlement can be reached, the claimant may submit the dispute to binding arbitration under the rules of the American Arbitration Association then in effect for Charlotte, North Carolina. The decisions of the arbitrator(s) shall be binding on all parties to the arbitration, and their heirs, successors and assigns.

ARTICLE XV
GOVERNING LAW

The Plan shall be governed by the laws of the State of North Carolina except to the extent preempted by ERISA, Section 409A or other federal law.

ARTICLE XVI
ADOPTION AND EXECUTION

This amended and restated Plan was approved and adopted by the Board of Directors of Capital Bank Corporation on November 20, 2008. As evidence of its adoption of this amendment and restatement of the Plan, the Corporation has caused this instrument to be signed by its duly authorized representatives this 20th day of November 2008.

CAPITAL BANK CORPORATION

By: /s/ Michael R. Moore
Michael R. Moore
Chief Financial Officer

CAPITAL BANK CORPORATION
EQUITY INCENTIVE PLAN

FEBRUARY 21, 2002

1.      Background and Purpose. This Equity Incentive Plan (the “Plan”) of Capital Bank Corporation (the “Corporation”) results from the merger and restatement of two stock option plans of the Corporation, the Incentive Stock Option Plan and the Nonqualified Stock Option Plan (the “Prior Plans”). The purpose of the Plan is to advance the interests of the Corporation by making shares of the Corporation’s common stock, no par value per share (the “Common Stock”) available for purchase by certain officers, key employees, directors and local board members of the Corporation in order to give such persons an additional incentive to continue their relationship with the Corporation and promote the Corporation’s success. This purpose will be carried out through the granting of incentive stock options (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonqualified stock options (“NSOs”) and stock awards (“Stock Awards”). (ISOs and NSOs are collectively referred to herein as “Options.”)

2.      Administration of Plan. The Board shall designate a committee (the “Committee”) of at least two
“Non-employee Directors,” as defined in Rule 16b-3(b)(3) promulgated under Section 16 of the Securities and Exchange Act of 1934, to administer the Plan. The Committee shall report its actions to the Board. The Board may from time to time remove members from the Committee and appoint their successors. The Board shall fill all vacancies on the Committee however caused. Except as otherwise expressly provided in the Plan, the Committee shall have full discretionary authority to:  (a) determine the individuals to whom Options and Stock Awards shall be granted; (b) determine the time or times at which Options and Stock Awards shall be granted; (c) determine the number of shares subject to each Option and Stock Award; (d) determine the purchase price of the shares subject to each Option and Stock Award; (e) determine the time or times when each Option and Stock Award shall vest and become exercisable and the duration of the exercise period; (f) interpret the Plan and prescribe, amend, and rescind rules and regulations relating to it; (g) determine the terms and provisions (and amendments of the terms and provisions) of the Option and Stock Award agreements to be entered into between the Corporation and each Participant (which agreements need not be identical), including such terms and provisions as shall be required in the Committee’s judgment to conform to any change in any applicable law or regulation; and (h) make all other determinations the Committee shall deem necessary or advisable for the Plan’s administration. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. No member of the Committee or the Board shall be liable to any person for any action or determination which he or she makes in good faith.

3.      Eligibility. Subject to the provisions of Section 2 above, any officer or employee designated by the Committee shall be eligible to receive ISOs. Any officer, employee, director or local board member designated by the Committee shall be eligible to receive NSOs and Stock Awards. In determining the eligibility of an individual to receive an Option or Stock Award and the number of shares to be granted to such individual, the Committee may take into account the position and responsibilities of the individual, the nature of the services rendered by the individual, the individual’s present and potential contributions to the success of the Corporation and such other factors as the Committee in its discretion may deem relevant; provided, however, that in no event shall the fair market value of the Common Stock with respect to which ISOs shall become exercisable for the first time by an optionee in any one calendar year exceed $100,000 (the fair market value of the Common Stock shall be determined at the time the ISO is granted). To the extent that the fair market value of the Common Stock with respect to which ISOs become exercisable for the first time by an optionee in one calendar year exceeds $100,000, such ISOs shall be treated as NSOs.

4.      Shares of Stock Subject to the Plan. Subject to the provisions of Section 6 below, the Board shall reserve an aggregate of Six Hundred Fifty Thousand (650,000) shares of Common Stock for issuance upon the exercise of options and the grant of stock awards. The Board may from time to time reserve additional shares of Common Stock for issuance under Options and Stock Awards; provided, however, that any such increase shall be approved by the shareholders within 12 months thereafter. If any Option or Stock Award granted under the Plan shall expire or terminate for any reason without having been exercised in full, or if any unvested shares granted hereunder are forfeited to or repurchased by the Company at the original purchase price, the shares of Common Stock subject to the expired or terminated option and the forfeited or repurchased shares shall again be available for grant under the Plan.

5.      Option Price. The purchase price of the shares of Common Stock covered by each option shall be determined by the Committee at the time the option is granted, but in no event shall the purchase price of ISOs be less than 100% (or 110%, in the case of a 10% shareholder as described in Code Section 422(b)(6) (a “10% Shareholder”)) of the fair market value of the Common Stock on the date of grant. If the shares are traded in the over-the-counter market, such fair market value shall be deemed to be the mean between the asked and the bid prices on such day as reported by Nasdaq. If the stock is traded on an exchange, such fair market value shall be deemed to be the mean of the high and low prices at which it is quoted or traded on such day on the exchange on which it generally has the greatest trading volume.

6.      Adjustment Upon Changes in Capitalization. In the event of a change in the Corporation’s Common Stock by reason of any stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock, separation, reorganization, liquidation or similar action, the Committee shall make an appropriate adjustment of the number and class of shares of Common Stock subject to and the purchase price for each then outstanding Option and Stock Award, consistent with and as provided in the corresponding Option or Stock Award agreement under the Plan. In the event of any such change in the outstanding Common Stock, the Committee shall adjust appropriately the aggregate number and class of shares of Common Stock reserved and available under the Plan appropriately, and the Committee’s determination on adjustment shall be conclusive. Any fractional shares from the computations pursuant to this Section 6 shall be eliminated, and no adjustment shall be made for cash dividends or the issuance to stockholders of rights to subscribe for additional shares or other securities.

7.      Duration and Exercise of Options. The period during which an Option may be exercised shall be determined by the Committee at the time the Option is granted and shall not extend more than ten (10) years from the date on which the Option is granted (or five (5) years, in the case of ISOs granted to a 10% Shareholder). The term of each Option, once it is granted, may be reduced only as outlined in Section 9 hereof. Except as provided in the Option agreement relating to such Option, an Option may be exercised in whole or part at any time during its term. The Committee may impose vesting or other restrictions on the exercisability or conditions of the Option. Except as provided in the Option agreement relating to such Option, the purchase price of the shares of Common Stock subject to the Option shall be paid in full in cash upon the exercise of the Option. If the Option agreement so provides, the purchase price may be paid in whole or in part with: (1) other shares of Common Stock (in the case of shares acquired on exercise of an option, such shares must have been owned by the optionee for more than six months on the date of surrender); (2) consideration received by the Corporation under a cashless exercise program implemented by the Corporation in connection with the Plan; or (3) such other consideration and method of payment as may be permitted by law. If the purchase price is paid in whole or in part with shares, the cash and any shares surrendered must have a fair market value (determined as of the day preceding the date of exercise) that is not less than the purchase price for the number of shares for which the Option is being exercised. An optionee shall not have any of the rights of a shareholder with respect to the Common Stock subject to the Option until such shares shall be issued to him or her upon the exercise of the Option and the payment of the purchase price. Except as provided in Section 9 hereof, no Option may be exercised after termination of the optionee’s employment with the Corporation. In no event may an Option be exercised after the expiration of its term.

8.      Assignability of Option. Each Option granted under this Plan shall be transferable only by will or by the laws of descent and distribution and shall be exercisable, during an optionee’s lifetime, only by the optionee and his or her duly appointed legal representatives.

9.      Termination of Employment. The times and conditions upon which an Option will terminate when an optionee terminates, or the Corporation terminates, his or her employment relationship with the Corporation shall be determined by the Committee at the time the Option is granted. In the case of ISOs, in no event shall the period for exercise following termination exceed three months unless: (a) the optionee's employment shall have terminated as a result of death or disability (within the meaning of Section 22(e)(3) of the Code), in which case such period shall not exceed one year after the date of death or disability, or (b) the optionee shall have died following termination while the Option was still exercisable, in which case, such period shall not exceed one year after the date of death; provided, further, that in no event shall a period for exercise following termination extend an Option’s original term. Nothing in the Plan or any Option or Stock Award agreement granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Corporation or interfere in any way with the Corporation's right to terminate such individual's employment.

10.           Stock Awards. Stock Awards shall be awards of Common Stock and rights to purchase Common Stock under the Plan. The purchase price, if any, the vesting rate and all other terms and conditions of Stock Awards shall be determined in each case by the Committee in its discretion and set forth in a written agreement. The holders of shares of Common Stock acquired pursuant to Stock Awards shall have all of the rights of shareholders with respect to such shares, regardless of vesting.

11.           Acceleration of Vesting Upon a Change in Control. Upon the date of a Change in Control, all outstanding Options shall become fully vested and exercisable and all Stock Awards shall become fully vested. If a Change in Control occurs on account of a series of transactions, the date of the Change in Control shall be the date of the last of such transactions. For purposes of this Section, “Change in Control” means the occurrence of any of the following events:

(a)           Any “person” (as such term is used in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Act”)) acquires “beneficial ownership” (as such term is used in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing fifty percent (50%) or more of the combined voting power represented by the Corporation’s then outstanding voting securities (the “Voting Power”), but excluding for this purpose an acquisition by the Corporation or an “affiliate” (as defined in Rule 12b-2 under the Act) or by an employee benefit plan of the Corporation or an affiliate.

(b)           The individuals who constitute the Board on the effective date hereof (individually, an “Incumbent Director” and, collectively, the “Incumbent Board”) cease to constitute at least a majority of the Board, provided that any director whose nomination was approved by a majority of the Incumbent Board will be considered a member of the Incumbent Board, but excluding for this purpose any such individual not otherwise an Incumbent Director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation.

(c)           The shareholders of the Corporation approve a reorganization, merger or consolidation, in each case, in which the owners of the Voting Power of the Corporation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the Voting Power of the corporation resulting from such reorganization, merger or consolidation.

(d)           The shareholders of the Corporation approve a complete liquidation or dissolution of the Corporation or a sale or other disposition of all or substantially all of the assets of the Corporation.

12.           Effectiveness of Plan. The exercise of each Option granted pursuant to the Plan and the delivery or purchase of shares pursuant to any Stock Award shall be subject to the requirement that if at any time the Corporation shall determine, in its discretion, that (a) the listing on any securities exchange or the registration or qualification under any state or federal law of any shares of Common Stock otherwise deliverable upon such exercise or delivery, or (b) the consent or approval of any regulatory body or the shareholders is necessary or desirable as a condition of, or in connection with, such exercise, delivery or purchase of shares of Common Stock, then, in any event, such exercise, delivery or purchase shall not be effective unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions unacceptable to the Corporation.

13.           Termination and Expiration of the Plan. The Plan may be abandoned or terminated at any time by the Board except with respect to Options or Stock Awards then outstanding under the Plan. Unless terminated earlier in accordance with this Section 13, the Plan shall terminate when all shares of Common Stock reserved for issuance under the Plan have been issued. No Option or Stock Award shall be granted pursuant to the Plan after February 21, 2012.

14.           Amendment of the Plan. The Board may at any time and from time to time modify and amend the Plan (including the form of any Option agreement or Stock Award agreement to be executed pursuant hereto) in such respects as the Board may deem advisable; provided, however, that no such amendment shall change the number of shares of Common Stock reserved under the Plan (except in accordance with Section 6 hereof) or the class of employees eligible to participate in the Plan unless the amendment shall have received the approval of the shareholders of the Corporation and such other approval as may be required by applicable law. No termination, modification or amendment of the Plan shall, without the consent of the optionee or grantee, affect such optionee’s or grantee’s rights under an Option or Stock Award previously granted to him or her.

15.           Effective Date of Plan. This Plan, as amended and restated, shall be effective as of February 21, 2002, subject to approval by the shareholders of the Corporation and such other approval as may be required by applicable law. This Plan shall not become effective unless such shareholder approval shall be obtained prior to February 21, 2003.

16.           Applicable Law. Except as otherwise provided herein, the Plan shall be construed and enforced according to the laws of the State of North Carolina.

REVOCABLE PROXY
CAPITAL BANK CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
MAY 28, 2009
10:00 a.m.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints B. Grant Yarber and Michael R. Moore, and each or any of them, proxies of the undersigned with full power of substitution to vote all of the shares of Capital Bank Corporation that the undersigned may be entitled to vote at Capital Bank Corporation’s Annual Meeting of Shareholders to be held at Capital Bank Plaza, Third Floor Conference Center, located at 333 Fayetteville Street, Raleigh, NC 27601 on May 28, 2009, at 10:00 a.m. Eastern Daylight Time, and any adjournments or postponements thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting and any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 28, 2009. The Proxy Statement, the 2008 Annual Report on Form 10-K, and 2008 Summary Annual Report to shareholders are available at www.[     ].

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE
OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

¯    FOLD AND DETACH HERE    ¯

CAPITAL BANK CORPORATION – ANNUAL MEETING, MAY 28, 2009

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on line at www.[    ]

You can vote in one of three ways:

1.	Call toll free 1-866-353-7851 on a Touch-Tone Phone. There is NO CHARGE to you for this call.
or
2.	Via the Internet at https://www.proxyvotenow.com/cbkn and follow the instructions.
or
3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

REVOCABLE PROXY
CAPITAL BANK CORPORATION
Annual Meeting of Shareholders – May 28, 2009

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THESE NOMINEES.

1.	Election of Class III Directors: To elect five nominees to serve as Class III directors with terms continuing until the Annual Meeting of Shareholders in 2012:

Class III Directors
Leopold I. Cohen, O. A. Keller, III, Ernest A. Koury, Jr., George R. Perkins, III and Carl H. Ricker, Jr.

☐ For All Nominees	☐ Withhold	☐ For All Except

INSTRUCTION: To withhold authority to vote for any individual nominee above, mark “For All Except” and write that nominee’s name in the space provided below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS LISTED.

2.
To ratify the action of the Audit Committee of the Board of Directors in appointing Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

☐ For	☐ Against	☐ Abstain

3.	To approve a non-binding advisory proposal regarding Capital Bank Corporations’s overall pay-for-performance executive compensation program.

☐ For	☐ Against	☐ Abstain

4.	To approve the reservation of 500,000 additional shares of Capital Bank Corporation common stock for issuance under the Capital Bank Corporation Deferred Compensation Plan for Outside Directors.

☐ For	☐ Against	☐ Abstain

5.	To approve the reservation of 500,000 additional shares of Capital Bank Corporation common stock for issuance under the Capital Bank Corporation Equity Incentive Plan.

☐ For	☐ Against	☐ Abstain

DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY WITH RESPECT TO CERTAIN MATTERS, AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.

WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF SIGNER IS A CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN THE PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

Please be sure to sign and date this Proxy in the box below.

Shareholder sign above	Date	Co-holder (if any) sign above	Date

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

    FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cash prior to 12:00 a.m., May 28, 2009. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 12:00 a.m., May 28, 2009 1-866-353-7851	Vote by Internet Anytime prior to 12:00 a.m., May 28, 2009, go to www.proxyvotenow.com/cbkn

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

Control Number	Your vote is important!